PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 14, 2020, SUBJECT TO COMPLETION

EMERALD HEALTH BIOCEUTICALS INC.

10,000,000 Shares of Common Stock

5910 Pacific Center Boulevard, Suite 300
San Diego, California 92121
(800) 268-0719
www.emeraldhealthbio.com

Emerald Health Bioceuticals Inc., a Delaware corporation (the “Company”, “we”, or “our”) is offering up to 10,000,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value $0.01 per share (the “Common Stock”) to be sold in this offering (the “Offering”). The Shares are being offered at a purchase price of $5.00 per share on a “best efforts” basis. See “Securities Being Offered” beginning on page 46 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We are selling our Shares through a Tier 2 offering pursuant to Regulation A (Regulation A+) under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through registered broker-dealers who are paid commissions. This Offering will terminate on the earlier of (i) __________ __, 2022, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is currently no escrow established for this Offering, although management reserves the right to establish an escrow and engage an escrow agent in its discretion without a subsequent offering circular supplement or prior notice to investors. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering, or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering circular (the “Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

Investing in our Common Stock involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company(2)
Per Share	$5.00	(1)	$5.00
Maximum Offering(3)	$50,000,000	(1)	$50,000,000

(1)
The minimum investment amount for each subscription is 200 Shares or $1,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis.  We reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states (including Arizona, Alabama, North Dakota, Washington, New Jersey, Florida and Texas) in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(2)
The amounts shown in the “Proceeds to the Company” column are before deducting organization and Offering costs to be borne by the Company, including legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares (See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders”).

(3)
The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Shares are only being issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A+. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

Sale of the Shares of our Common Stock will commence on approximately ____________ __, 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Offering Circular is February 14, 2020

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in the Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of the Offering Statement that we filed with the SEC using a continuous offering process.  Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.  The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company is based on information from various public sources. Although we believe that such data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on this data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Emerald Health Bioceuticals Inc., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The success of our products and product candidates will require significant capital resources and years of research and development efforts;

●	The results of clinical testing and trial activities of our products;

●	Our ability to obtain regulatory approval and market acceptance of our products;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our limited operating history on which to judge our business prospects and management;

●	Our ability to raise capital and the availability of future financing;

●	Our ability to manage our research, development, expansion, growth and operating expenses; and

●	Our reliance on third parties to conduct our manufacturing and distribution operations.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” above.

Company Information

Emerald Health Bioceuticals Inc. (the “Company”, “EHB”, “we”, “our”, and “us”) was formed on March 27, 2015 under the laws of the State of Delaware, and is headquartered in San Diego, California. The Company is a natural health products company that was formed to research, develop and commercialize plant-based phytocannabinoids and nutritional support for the human endocannabinoid system (the “ECS”). EHB develops, manufactures and distributes nutritional and topical supplements to support the body’s ECS. Our current business is the research, development, distribution and sales of dietary supplements derived from phytocannabinoids that support the ECS.

The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $0.01 per share. As of the date of this Offering Circular, there are 6,250,000 shares of the Company’s Common Stock issued and outstanding. The Company effected a 1-for-1.712016 reverse stock split of all the shares of its issued and outstanding Common Stock as of December 20, 2019, reducing the number of issued and outstanding shares of Common Stock from 10,700,100 to 6,250,000. All share amounts set forth herein reflect the 1-for-1.712016 reverse split of the Company’s issued and outstanding Common Stock which occurred on December 20, 2019, unless noted otherwise.

Our majority stockholder is Emerald Health Sciences Inc., a British Columbia corporation (“EHS”). EHS is a private company formed to invest in companies operating within the cannabinoid industry. As of the date of this Offering Circular, EHS is the beneficial owner of approximately 81% of our Common Stock. Accordingly, EHS exerts and will continue to exert significant influence over the Company and any action requiring the approval of the holders of our Common Stock, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of Common Stock and approval of significant corporate transactions.

Our mailing address is Emerald Health Bioceuticals Inc., 5910 Pacific Center Blvd, Ste. 300, San Diego, California 92121, and our telephone number is (866) 993-6372. Our website address is www.emeraldhealthbio.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Our Business

We are a natural health products company focused on developing dietary supplements derived from phytocannabinoids to support the ECS, which regulates appetite, energy, metabolism, fertility, immunity, sleep, mood, pain perception, and memory, among other functions. We have formulated a condition specific line of supplements that offer advanced support for the ECS without utilizing cannabidiol (“CBD”), which is derived from the cannabis plant. Each of our products is formulated with our proprietary PhytoCann® Complex, which contains a blend of non-cannabis phytocannabinoids, along with other ingredients, that offer support to the ECS.

Our current Endo product line includes: Endo Sleep, designed to promote consistent sleep and healthy sleep-wake cycles; Endo Bliss, developed to promote a natural elevation of mood; Endo Calm, designed to naturally address the body’s response to stress and anxiety; Endo Inflame, designed to naturally promote the body’s response to pain and inflammation; Endo Brain, designed to naturally support mental acuity and cognition; Endo Immune, developed for the cold and flu season and deigned to support the structure and function of the immune system; and two Endo Omega products designed to promote endocannabinoid production and support cardiovascular health.

The Company has a robust product pipeline with over 10 products in development and scheduled for market launch over the next 24 months, including a specially designed line of PhytoCann® products for naturopathic practitioners, cosmetics, beverages, and functional foods, as well as Endo-branded line extension products such as our recent release of Endo Immune, which will be exclusively sold and distributed by a major retailer. We are also engaged in research and development efforts with respect to a line of CBD-based products that we may release in the market in the future in accordance with applicable state and federal laws and regulations.

Our products are available in retail outlets across the United States, as well as online outlets and directly through the Company’s website at www.emeraldhealthbio.com. We sell our products through independent retailers, chain retailers, in pharmacies and supermarkets through a network of brokers and distributors.

Competition

We believe the Company is currently the only company with a non-cannabis-derived product targeting the ECS for improvement in health outcomes. As a result, the Company’s PhytoCann® product line is an innovative market driver in the industry for consumers looking to harness the benefits of products like CBD, but who are still hesitant given the regulatory and legal ramifications of cannabis.

The Company faces, and expects to continue to face, competition from other companies in the nutritional and dietary supplement market, as well as the CBD market.  Some of the Company’s competitors may have longer operating histories, more financial resources and more experience that the Company. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more manufacturing and marketing experience than the Company, could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the dietary supplement and CBD markets;
•	The Company’s ability to identify and implement strategic partnerships;
•	The Company’s ability to achieve and maintain brand loyalty;
•	The Company’s ability to develop and market new products and extend existing products into new markets;
•	The Company’s ability to remain competitive in its product pricing; and
•	The Company’s ability to navigate the changing regulatory environment around its existing and planned products.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors” beginning on page 8. These risks include, among others:

●	The success of our products will require significant capital resources for research and development;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to raise capital and the availability of future financing;

●	Our ability to manage our research, development, expansion, growth and operating expenses; and

●	Our reliance on third parties to conduct our manufacturing and distribution operations.

Our financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception, we have funded operations exclusively with the proceeds from a revolving loan and advances of expenditures paid for on our behalf by our majority stockholder. We currently have a revolving loan agreement in place with our majority stockholder; however, we do not have an agreement in place to continue such funding and any further borrowing under such facility will require consent of our majority stockholder. Our future viability is largely dependent upon our ability to raise additional capital to finance our operations. Our management expects that future sources of funding may include sales of equity, debt financing, or other strategic transactions. There is no assurance that we will be successful with this Offering or in obtaining sufficient financing on terms acceptable to us to continue to finance our operations, if at all. These circumstances raise substantial doubt about our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

REGULATION A+

We are offering our Common Stock pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

THE OFFERING

Issuer:	Emerald Health Bioceuticals Inc., a Delaware corporation.

Shares Offered:	A maximum of 10,000,000 Shares of our Common Stock at an offering price of $5.00 per Share.

Number of shares of Common Stock Outstanding before the Offering:	6,250,000 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	16,250,000 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	$5.00

Maximum Offering:	10,000,000 Shares of our Common Stock, at an offering price of $5.00 per Share, for total gross proceeds of $50,000,000.

Use of Proceeds:
If we sell all of the 10,000,000 Shares being offered, our net proceeds (after estimated Offering expenses) will be approximately $48,918,000. We will use these net proceeds for research and development expenses, offering expenses, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” starting on page 8.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to our Business and Industry

We operate in a highly competitive industry, and if we are unable to compete effectively, our sales, financial condition and growth prospects could be materially and adversely affected.

The nutritional supplements retail industry in the U.S. is a large and highly fragmented industry with few barriers to entry. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. As certain products become more mainstream, with broader distribution, we experience increased competition. Increased competition from companies that distribute products through retail, e-commerce or wholesale channels could have a material adverse effect on our financial condition and results of operations. Certain of our competitors may have significantly greater financial, technical and marketing resources than we do, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. Our competitors may be more effective and efficient in introducing new products. If we fail to maximize the efficiency of our marketing and distribution strategies, our business and results of operations could be materially and adversely affected. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

Our management believes that maintaining and promoting the Company’s brand is critical to expanding our customer base and achieving a competitive advantage. Maintaining and promoting the Company’s brand will depend largely on our ability to continue to provide quality, reliable and innovative products, which may require substantial investments and entail significant costs. If we fail to successfully promote and maintain our brand, our business, financial condition and results of operations could be materially adversely affected.

Unfavorable publicity or consumer perception of our products or similar products developed and distributed by other companies could have a material adverse effect on our reputation, which could result in decreased sales and fluctuations in our business, financial condition and results of operations.

We depend on consumer perception regarding the safety and quality of our products, as well as similar products marketed and distributed by other companies. Consumer perception of products can be significantly influenced by adverse publicity in the form of published scientific research, national media attention or other publicity, which may associate consumption of our products or other similar products with adverse effects, or question the benefits and/or effectiveness of our products or similar products. A new product may initially be received favorably, resulting in high sales of that product, but that level of sales may not be sustainable as consumer preferences change over time. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

Many of our competitors may have greater financial and other resources than we do.

The nutritional products market includes international, national, regional and local producers and distributors, many of whom have substantially greater production, financial, research and development, personnel and marketing resources than we do, and many of whom offer a greater variety of products. As a result, our competitors could compete more aggressively and sustain that competition over a longer period of time than we could. Our relative lack of resources may cause us to fail to anticipate or respond adequately to development of new products and changing consumer demands and preferences, or may cause us to experience significant delays in introducing new or enhanced products to the market. These failures or delays could reduce our competitiveness and cause a decline in our market share and sales. Increased competition in our industry could result in price reductions, reduced gross profit margin or loss of market share, any of which could have a material effect on our business, results of operations and financial condition.

We depend on the unique knowledge and experience of our officers and key personnel. If we are unable to recruit and retain key personnel, we may be unable to achieve our goals.

Our success depends upon the services of key personnel, including Tu Diep, our President, Gaetano Morello, our Chief Executive Officer, Elena Traistaru, our Chief Financial Officer, and Stuart Hutchinson, our Vice President of Sales. The loss of any such personnel or the delay in the replacement of such personnel could significantly delay the achievement of our business objectives, and could adversely affect our ability to continue to develop our business and grow our product line.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. The success of our product offerings depends upon a number of factors, including our ability to:

•	Anticipate customer needs;
•	Innovate and develop new products;
•	Successfully introduce new products in a timely manner;
•	Price our products competitively with retail and online competitors;
•	Deliver our products in sufficient volumes and in a timely manner; and
•	Differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

Price increases or supply shortages of key raw materials could materially and adversely affect our business, financial condition and results of operations.

Our products are composed of certain key raw materials. If the prices of such raw materials increases significantly, it could result in a significant increase in our product development costs. If raw material prices increase in the future, we may not be able to pass on such price increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

We are reliant upon the supply of raw materials that meet our specifications. If any raw material is adulterated and does not meet our specifications, it could significantly impact our contract manufacturers’ ability to manufacture our products, and could materially and adversely affect our business, financial condition and results of operations. Events such as terrorist attacks, civil unrest or war, or the perceived threat thereof, may also have an adverse effect on raw material availability essential to the manufacturing of our products, which could have a material adverse effect on our business, financial condition and results of operations.

We may experience product recalls, withdrawals or seizures, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to product recalls, withdrawals or seizures if any of the products we sell is believed to cause injury or illness, or if we are alleged to have violated governmental regulations in the manufacturing, labeling, promotion, sale or distribution of our products. A significant recall, withdrawal or seizure of any of our products may require significant management attention, would likely result in substantial and unexpected costs, and may materially and adversely affect our business, financial condition or results of operations. Furthermore, a recall, withdrawal or seizure of any of our products may adversely affect consumer confidence in our brands, which could result in decreased consumer demand for our products. We rely on our contract manufacturers and suppliers to ensure that the products they manufacture and supply comply with all applicable regulatory and legislative requirements. In general, we seek representations and warranties, indemnification and/or insurance from our contract manufacturers and suppliers. However, even with adequate insurance and indemnification, any claims of noncompliance could significantly damage our reputation and consumer confidence in our products. In addition, the failure of those products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to product liability claims.

The Company’s products are produced for sale directly to end customers, and therefore there is there is an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury. In addition, the manufacture and sale of the Company’s products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company’s products, alone or in combination with other medications or substances, could occur. The Company may be subject to various product liability claims, including, without limitation, claims that our products caused injury or illness, or claims that our products include inadequate instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs and harm our reputation, which could have a material adverse effect on our business, financial condition and results of operations.

Disruptions at our contract manufacturers’ manufacturing facilities, or loss of their manufacturing certifications, could materially and adversely affect our business and harm our customer relationships.

A significant disruption in a contract manufacturers’ manufacturing facilities for any reason, including, without limitation, regulatory requirements, a determination by the U.S. Food and Drug Administration (the “FDA”) that the facility is not in compliance with applicable manufacturing regulations, the loss of certifications, power interruptions, destruction of or damage to facilities, terrorist attacks, civil unrest, war or the perceived threat thereof, fires, hurricanes and other natural disasters, could disrupt our contract manufacturers’ ability to manufacture our products. Any such disruption could have a material adverse effect on our business, financial condition and results of operations. While we would likely be able to source our products from other contract manufacturers, a transition period would be required in order to source our own branded products from other contract manufacturers.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain appropriate intellectual property protection in the United States and foreign countries with respect to our proprietary formulations and products. Our ability to successfully implement our business plan depends on our ability to build and maintain brand recognition using trademarks, service marks, trade dress and other intellectual property. We may rely on trade secret, trademark, patent and copyright laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. The steps we have taken and the steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. If our efforts to protect our intellectual property are unsuccessful or inadequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on the Company’s business and prevent our brands from achieving or maintaining market acceptance.

The patent positions of biotechnology companies generally are highly uncertain, involve complex legal and factual questions, and have in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patents are highly uncertain. If we are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

Protecting against the unauthorized use of our trademarks, patented technology and other intellectual property rights may be expensive, difficult and in some cases not possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, and proving any such infringement may be even more difficult.

We may become subject to claims by third parties asserting that we or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Our commercial success depends upon our ability to develop, manufacture, market and sell our products, and to use our related proprietary formulations and technologies without violating the intellectual property rights of others. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products. Third parties may assert infringement claims against us, and if we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our products. However, we may not be able to obtain any such required license on commercially reasonable terms, or at all. Under certain circumstances, we could be forced to cease commercializing the applicable product. In addition, we could be found liable for monetary damages in any such proceeding or litigation. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business. We attempt to ensure that our products and the methods we employ to manufacture them, as well as the methods for their uses we intend to promote, do not infringe other parties’ proprietary rights. There can be no assurance they do not, however, and competitors or other parties may assert infringement claims against us in any event.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental authorities, and our patent protection could be reduced or eliminated due to noncompliance with these requirements.

The United States Patent and Trademark Office (the “USPTO”) and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on any issued patent must be paid to the USPTO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can in certain cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events which could result in abandonment or lapse of patent rights include, without limitation, failure to timely file national and regional stage patent applications or continuing applications thereof, failure to respond to official actions within prescribed time limits, non-payment of required fees, and failure to properly legalize and submit formal documents. The failure to obtain and maintain the patents covering our proprietary product formulations could have a material adverse effect on our business.

Compliance with new and existing governmental regulations could increase our costs significantly.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the Federal Trade Commission (the “FTC”), the United States Department of Agriculture (the “USDA”) and the United States Environmental Protection Agency (the “EPA”). These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost sales and increased costs to the Company. A regulatory agency may not accept the evidence of safety for any new ingredients that we may want to market, or may determine that a particular product or product ingredient presents an unacceptable health risk. Regulatory agencies may also determine that a particular statement of nutritional support on our products, or a statement that we want to use on our products, is an unacceptable drug claim or an unauthorized version of a food “health claim,” or that particular claims are not adequately supported by available scientific evidence. Any such regulatory determination would prevent us from marketing particular products or using certain statements on those products, which could adversely affect our sales and results of operations.

Developments in the laws and regulations governing dietary supplements may result in a more stringent regulatory landscape, which could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products that we are unable to reformulate, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling requirements, additional scientific substantiation requirements, or other additional requirements or restrictions. Such developments could significantly increase our costs significantly, which could have a material adverse effect on our business, financial condition and results of operations.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

We may become subject to litigation, formal or informal complaints, enforcement actions, and/or inquiries or investigations by various federal, state, or local governmental authorities, employees, consultants, and/or private third parties against our Company. Any such litigation, complaints, enforcement actions or other proceedings could consume considerable amounts of financial and other corporate resources and divert our key executives' attention away from carrying out our business plan, which could have a material adverse impact on our business, financial condition, results of operations and growth prospects.

We are dependent upon the success of the health food store channel, as well as the success of specific retailers and distributors within the channel.

We sell our products primarily to or through health food stores and third party distributors. Because of this, we are dependent to a large degree upon the success of this channel as well as the success of specific retailers and distributors in the channel, which is outside of our control. While there are some large chains of health food stores, most of the retailers in the industry are comprised of individual stores or small chains. We rely on these retailers to purchase, market, and sell our products. There can be no assurance that the channel of health food retailers will continue to grow or prosper as it faces pricing and service pressures from other channels, including the mass market and large chain retailers.

The loss of key distributors with significant sales networks could have a material adverse effect on our sales and results of operations.

A significant amount of our net sales, in certain markets, is dependent on a few key distributors and their extensive sales networks. The loss or inactivity of one or more of these key distributors who generate a significant amount of our net sales could have a material adverse effect on our business, results of operations and financial condition. Generally, we need to retain and increase the productivity of our existing third party distributors and/or attract additional third party distributors to maintain and/or increase product sales. Our results of operations and financial condition could be materially and adversely affected if our third party distributors are unable to maintain their current levels of productivity, or if we are unable to retain existing distributors and attract new distributors in sufficient numbers to maintain present sales levels and sustain future growth.

We could incur obligations resulting from the activities of our key distributors.

We sell our products through a network of national distributors. Our distributors are independent contractors who operate their own business separate and apart from the Company. We may not be able to control certain aspects of our distributors’ activities that may impact our business. In addition, there is the possibility that some jurisdictions may seek to hold us responsible for false product or earnings-related claims due to the actions of our distributors. Liability for any of these issues could have a material adverse effect on our business, financial condition and results of operations.

Our distributors’ failure to comply with applicable advertising laws and regulations could adversely affect our financial conditions and results of operations.

The advertisement of our products is subject to extensive regulations in the markets in which we do business. Our outside distributors may fail to comply with such regulations governing the advertising of our products. In the United States, our products are sold principally as dietary supplements and are subject to rigorous FDA regulations limiting the types of therapeutic claims that can be made relating to the products. The treatment or cure of disease, for example, is not a permitted claim for our products. In the United States, the FTC and state attorneys general are primarily responsible for providing consumer protection through, among other things, investigating and initiating enforcement actions against persons engaged in deceptive or fraudulent business practices. In recent years, the FTC and state attorneys general have investigated and initiated enforcement actions against companies for misleading representations relating to the earnings potential of a third party distributor within a company’s compensation plan. Private watchdog groups have also increased their scrutiny of companies in the dietary supplement industry in recent years with allegations of false or misleading product and earnings-related claims. These private watchdog groups actively monitor companies and their third party distributors with the goal of encouraging the FTC or one or more state attorneys general to take enforcement action against practices they believe are misleading or illegal. We cannot ensure that all marketing materials used by our outside distributors comply with applicable regulations, including bans on false or misleading product and earnings-related claims. If our distributors fail to comply with applicable regulations, we could be subjected to claims of false advertising, misrepresentation, significant financial penalties, and/or costly mandatory product recalls and relabeling requirements with respect to our products, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations.

Risks Related to the CBD Industry

While our current product line does not utilize CBD, the Company plans to enter the CBD market in the future. We plan to introduce a line of CBD-based products into the market within the next 12 months, initially only in states where CBD is legalized, and upon clear guidance at the federal level from the FDA. The following risk factors relate to the regulatory environment surrounding CBD-based products, and the impact such regulations may have on our business in the future.

Laws and regulations affecting the CBD industry are evolving under the Farm Bill, and changes to applicable regulations may materially affect our future operations in the CBD market.

The 2018 Farm Bill removed hemp derived CBD from the Schedules of Controlled Substances regulated by the DEA. In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the status of CBD as a nutritional supplement, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The 2018 Farm Bill identified hemp derived CBD as the product for which Congress was providing relaxation of regulations, and stipulated that in order to qualify for the permissive treatment under the 2018 Farm Bill, the hemp derived CBD must contain less than 0.3% tetrahydrocannabinol (“THC”).

As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance, and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our planned business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

Costs associated with compliance with various laws and regulations could impact our financial results.

The manufacture, labeling and distribution of CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market CBD-based products in the future. The FDA is the federal agency that regulates our products to ensure that the products are not adulterated or misbranded. We may also be subject to regulation by other federal, state and local agencies with respect to our planned CBD-based products. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act (the “FTCA”). In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment and the need to build and maintain robust systems to achieve and maintain compliance in multiple jurisdictions increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use and acceptance of CBD products.

There is substantial uncertainty and differing interpretations and opinions among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids and the Controlled Substances Act. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and/or the FDA, and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The existing uncertainties in the CBD regulatory landscape in the United States cannot be resolved without further federal, and perhaps state-level, legislation and regulation or a definitive judicial interpretation of existing laws and regulations. If these uncertainties are not resolved in the near future, such uncertainties may have an adverse effect upon our plan of operations and the introduction of our CBD-based products in different markets.

If we fail to obtain necessary permits, licenses and approvals under applicable laws and regulations, our business and plan of operations may be adversely impacted.

We may be required to obtain and maintain certain permits, licenses and regulatory approvals in the jurisdictions where we sell or plan to sell our products. There can be no assurance that we will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay in obtaining, or inability to obtain, such licenses, permits and approvals is likely to delay and/or inhibit our ability to carry out our plan of operations, and could have a material adverse effect on our business, financial condition and results of operations.

The market for CBD products is highly competitive. If we are unable to compete effectively in the market, our business and operating results could be materially and adversely affected.

The market for CBD products is a competitive and rapidly evolving market. There are numerous competitors in the industry, some of whom are more well-established with longer operating histories and greater financial resources than the Company. We expect competition in the CBD industry to continue to intensify following the recent passage of the Farm Bill. We believe the Company will be able to compete effectively because of the quality of our products and customer service. However, there can be no assurance that the Company will effectively compete with existing or future competitors. Increased competition may also drive the prices of our products down, which may have a material adverse effect on our results of operations in future periods.

Given the rapid changes affecting the global, national and regional economies generally, and the CBD industry specifically, the Company may experience difficulties in establishing and maintaining a competitive advantage in the marketplace. The Company’s success will depend on our ability to keep pace with any changes in such markets, especially legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Our Company

Our limited operating history makes it difficult for potential investors to evaluate our business prospects and management.

The Company was incorporated on March 27, 2015 and only commenced operations thereafter. The Company first launched its product line in October 2017. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties, and we cannot assure you that the Company will achieve or sustain profitability in the future.

The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Offering, our ability to develop and market new products, our ability to control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has incurred net losses, with negative cash flows resulting from operating activities, and has an accumulated deficit of $6,724,892 as of June 30, 2019. Further, we expect to incur a net loss for the fiscal year ended December 31, 2019 and thereafter, primarily as a result of increased operating expenses. There can be no assurance that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations, or obtain sufficient funding from this Offering or additional financing through private placements, public offerings and/or bank financing, to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of key management and other specialized personnel. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. Because our management team is not obligated to provide us with continued service, they could terminate their employment or services with us at any time without penalty, subject to providing any required advance notice. Our future success and growth will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel and consultants. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this Offering Circular, we have six (6) full-time employees. As our business continues to develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth is likely to impose significant additional responsibilities on members of management. Our management may not be able to adequately accommodate such additional responsibilities, and the failure to do so could prevent us from effectively managing future growth and successfully growing our Company.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon our founders and majority stockholder to finance our operations to date. In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that our majority stockholder will continue to finance our operations or that we will be able to generate any significant cash from our operating activities in the future. Our majority stockholder has financed our operations to date through a revolving loan agreement, under which we have the ability to continue to draw down advances from time to time, although such continued funding is not guaranteed. The loan may be repaid by us or, at the option of our majority stockholder, converted into shares of the Company’s Common Stock, which, if converted, would significantly dilute stockholders purchasing Shares in this Offering. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our ability to carry out our business plan would be materially and adversely affected, in which case you would likely lose the entirety of your investment in the Company.

We will incur increased costs as a result of our public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

As a result of this Offering, we will become subject to the reporting requirements under Regulation A and, in accordance with Regulation A, will file periodic reports, current reports, exit reports (if and when applicable), and other information with the SEC. These periodic reports, current reports, exit reports (if and when applicable) and other information will be available for inspection and copying at the SEC’s public reference facilities and on the SEC’s website at www.sec.gov. Particularly after we are no longer an “emerging growth company,” we will continue to incur significant legal, accounting and other expenses that we have not incurred as a private company. Our management and other personnel will need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Management’s assessment of internal controls over financial reporting has identified a material weakness related to lack of formalized control processes over financial reporting. Management may identify additional conditions that need to be addressed in our internal controls over financial reporting or other matters which may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, or disclosure of management’s assessment of our internal controls over financial reporting, may have an adverse impact on the price of our Common Stock.

Our internal computer systems, or those of our third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems, and those of our third-party contractors and consultants, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product research and development programs. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or products, or inappropriate disclosure of confidential or proprietary information related to our business or products, we could incur increased costs and liabilities, as well as delays in product development.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We estimate that the gross proceeds from this Offering will be up to $50,000,000, assuming an offering price of $5.00 per share and the maximum sale of 10,000,000 Shares of Common Stock, before deducting offering expenses payable by us. We expect that if the maximum sale of Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next 24 months. However, we may not achieve the maximum sale of 10,000,000 Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements, or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future plan of operations, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on acceptable terms, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders, and the issuance of additional securities, whether in the form of equity or debt, or the possibility of such issuance, may cause the market price of our Common Stock to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of one or more products, or we may be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Common Stock in this Offering, you will incur immediate and substantial dilution in the book value of your shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this Offering. Assuming an offering price of $5.00 per Share, and assuming all 10,000,000 Shares are sold for gross proceeds of $50,000,000, purchasers of Common Stock in this Offering will experience immediate dilution of approximately $2.41 per share in net tangible book value of the Common Stock. In addition, investors purchasing Common Stock in this Offering will contribute up to 99.76% of the total amount invested by stockholders in the Company since inception, but will only own approximately 62% of the shares of Common Stock outstanding. See “Dilution” on page 21 for a more detailed description of the dilution to new investors in the Offering.

We have no minimum capitalization.

We do not have a minimum capitalization requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will sell the Maximum Offering or any other amount in this Offering. There is no assurance that we will raise sufficient capital from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Risks Related to Our Common Stock

We have a significant stockholder, which will limit your ability to influence corporate matters and may give rise to conflicts of interest.

As of the date of this Offering Circular, our majority stockholder, EHS, is the beneficial owner of approximately 81% of our Common Stock. Following this Offering, assuming all of the Shares of Common Stock offered hereby are sold, we anticipate that EHS will be the beneficial owner of approximately 40% of our Common Stock. If less than 25% of the Shares offered hereby are sold in this Offering, EHS will continue to hold over 50% of our issued and outstanding Common Stock and will continue to have the ability to control matters submitted to holders of our Common Stock for approval. Please see “Security Ownership of Management and Certain Security Holders” on page 43 for more information. Accordingly, EHS exerts and will continue to exert significant influence over the Company and any action requiring the approval of the holders of our Common Stock, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of Common Stock and approval of significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our Common Stock that you may feel are in your best interest as one of our stockholders. Furthermore, the interests of EHS may not always coincide with your interests or the interests of other stockholders, and EHS may act in a manner that advances its best interests and not necessarily those of other stockholders, including seeking a premium value for its Common Stock, which might affect the prevailing market price for our Common Stock.

Our executive officers, directors, major stockholder and their respective affiliates will continue to exercise significant control over our Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in control.

Immediately following the completion of this Offering, and disregarding any shares of Common Stock that they purchase in this Offering, if any, the existing holdings of our executive officers, directors and major stockholder will represent beneficial ownership, in the aggregate, of approximately 47% of our outstanding Common Stock, assuming we sell and issue the total number of Shares offered in this Offering, as set forth on the cover page of this Offering Circular. Please see “Security Ownership of Management and Certain Security Holders” on page 43 for more information. As a result, these stockholders will be able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These stockholders acquired their shares of Common Stock for substantially less than the price of the Shares being acquired in this Offering, and these stockholders may have interests, with respect to their Common Stock, that are different from those of investors in this Offering. In addition, the concentration of voting power among these stockholders might adversely affect the market price of our Common Stock by:

●	delaying, deferring or preventing a change in control of the Company;

●	impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Conflicts of Interest

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. All of the directors of the Company are also directors and/or officers of EHS, our majority stockholder. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

We have broad discretion in how we use the proceeds of this Offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Stock to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

There is no existing market for our Common Stock, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this Offering, there has been no public market for shares of our Common Stock. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The Offering price for the shares of our Common Stock has been arbitrarily determined by the Company and may not be indicative of the price that will prevail in any trading market following this Offering, if any. The market price for our Common Stock may decline below the Offering price, and our stock price is likely to be volatile.

We will use our best efforts to list our Common Stock for trading on a securities exchange; however, it is uncertain when our Common Stock will be listed on an exchange for trading, if ever.

There is currently no public market for our Common Stock and there can be no assurance that one will ever develop. Our Board of Directors (the “Board”) may take actions necessary to list our Common Stock on a national securities exchange, such as the NASDAQ, if we raise a minimum of $5 million in the discretion of the Board. As a result, our Common Stock sold in this Offering may not be listed on a securities exchange for an extended period of time, if at all. If our Common Stock is not listed on an exchange it may be difficult to sell or trade in our Common Stock.

If our stock price fluctuates after the Offering, you could lose a significant part of your investment.

The market price of our Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Limitations of director liability and indemnification of directors, officers and employees.

Our Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. We have entered into, and are authorized to enter into, indemnification agreements with our current and future officers and directors. The limitation of liability in our Amended and Restated Certificate of Incorporation, bylaws and indemnification agreements with our officers and directors may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

After the completion of this Offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. After the completion of this Offering, if our stock price decreases and we were to be sued, such litigation could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and financial condition.

We do not intend to pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividend on our Common Stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which you purchased them.

We may terminate this Offering at any time.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares of Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

DILUTION

As of the date of this Offering Circular, an aggregate of 6,250,000 shares of our Common Stock are issued and outstanding. In addition, there are 937,500 shares of our Common Stock (equal to 15% of the issued and outstanding shares of Common Stock) reserved for issuance under our Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”). Future awards could be issued under the 2017 Plan at per share prices above or below the Offering Price. All share amounts set forth herein reflect the 1-for-1.712016 reverse split of the Company’s issued and outstanding Common Stock which occurred on December 20, 2019.

If you purchase Shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

We currently have a revolving convertible loan agreement with EHS, our majority stockholder. If you purchase Shares in this Offering, your ownership interest in our Common Stock may be further diluted if EHS converts the outstanding loan payable under the loan agreement. Pursuant to the terms of the loan agreement, EHS may elect to receive shares of our Common Stock in settlement of the amount, or a portion of the amount, outstanding under the loan, at a conversion price of $2.00 per share. As of June 30, 2019, there was an outstanding balance of $7,081,852 payable to EHS under the loan agreement, and this amount may increase in the future.

Our net tangible book value as of June 30, 2019 was $(4,737,241) or $(0.76) per share based on 6,250,000 outstanding shares of Common Stock as of the date of this Offering Circular. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

If the Maximum Offering, at an offering price of $5.00 per Share, is sold in this Offering, after deducting approximately $1,082,000 in estimated offering expenses payable by us, our pro forma as adjusted net tangible book value would be approximately $51,262,621, or $2.59 per share. This amount represents an immediate increase in pro forma net tangible book value of $3.35 per share to our existing stockholders at the date of this Offering Circular, and an immediate dilution in pro forma net tangible book value of approximately $2.41 per share to new investors purchasing Shares in this Offering at a price of $5.00 per Share.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (after deducting our estimated offering expenses of $1,082,000) as well as the potential per share dilution to new investors at $2.41 per share, from the conversion of the full amount due under the loan agreement as of June 30, 2019:

Funding Level	$48,918,000	$36,543,000	$24,168,000	$11,793,000
Offering Price	$5.00	$5.00	$5.00	$5.00
Pro forma net tangible book value per share of Common Stock before the Offering	$2,344,621	$2,344,621	$2,344,621	$2,344,621
Increase per share attributable to investors in this Offering	$3.35	$2.72	$2.10	$1.47
Pro forma net tangible book value per share of Common Stock after the Offering	$51,262,621	$38,887,621	$26,512,621	$14,137,621
Dilution to investors in the Offering	$2.41	$3.04	$3.66	$4.29

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering, the total number of shares previously sold to existing stockholders as of February 12, 2020, the total number of shares to be sold to investors in this Offering, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid, based on a price of $0.01 per share paid by our existing stockholders, and $5.00 per share paid by new investors in this Offering. The tables below do not include the effect of conversion of the outstanding amount under the loan agreement with EHS, and do not include any exercise of outstanding awards under the 2017 Plan.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Shares Sold:
Existing stockholders	6,250,000	38%	$121,023	0.24%
New Investors	10,000,000	62%	$50,000,000	99.76%
Total	16,250,000	100%	$50,121,023	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	6,250,000	45%	$121,023	0.32%
New Investors	7,500,000	55%	$37,500,000	99.68%
Total	13,750,000	100%	$37,621,023	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	6,250,000	56%	$121,023	0.48%
New Investors	5,000,000	44%	$25,000,000	99.52%
Total	11,250,000	100%	$25,121,023	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	6,250,000	71%	$121,023	0.96%
New Investors	2,500,000	29%	$12,500,000	99.04%
Total	8,750,000	100%	$12,621,023	100%

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from any subscriber. There is no aggregate minimum to be raised in order for the Offering to become effective, and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, research and development expenses, offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares), commissions, working capital, reimbursements, and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” starting on page 23.

Our Offering will expire on the first to occur of (a) the sale of all 10,000,000 shares of Common Stock offered hereby, (b) ________ __, 2022 or (c) when our Board elects to terminate the Offering.

There is no arrangement to address the possible effect of the offering on the price of our Common Stock.

We reserve the right to offer the Shares through broker-dealers who are registered with FINRA.  We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states (including Arizona, Alabama, North Dakota, Washington, New Jersey, Florida and Texas) in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with his or her participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. Upon completion of the Offering, our officers or directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. None of our officers or directors will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to Rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

USE OF PROCEEDS TO ISSUER

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our Common Stock in this Offering will be $50,000,000. The net proceeds from the total maximum offering are expected to be approximately $48,918,000, after the payment of offering costs (including filing fees, and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expect from time to time to evaluate the acquisition of businesses, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock in this Offering over the course of 12 months following completion of the Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of Shares of the Common Stock offered for sale in this Offering, with the balance of the net proceeds reflected in the line item titled “Unallocated Proceeds for General Corporate Purposes.” Management expects to use the unallocated proceeds from the sale of Common Stock in this Offering in roughly the same proportions reflected in the following table for the purposes specified below on a going-forward basis after the first 12 months following completion of the Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Cost of Goods	$5,570,000	$4,456,000	$3,342,000	$2,228,000
Marketing & Distribution	$7,046,311	$5,637,048	$4,227,786	$2,818,524
Research & Development	$1,106,250	$885,000	$663,750	$442,500
General & Administrative	$7,785,686	$6,228,549	$4,671,412	$3,114,275
Unallocated Proceeds for General Corporate Purposes	$27,409,753	$19,336,403	$11,263,052	$3,189,701
TOTAL	$48,918,000	$36,543,000	$24,168,000	$11,793,000

We are a natural health products company and began operations in March 2017. Our plan of operations for the next few years includes advancing the development, sales and marketing of our product line. The amounts set forth above are our current estimates for such development, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 8.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. The Company has not paid its directors cash compensation in the past, but expects to begin compensating them with a portion of the proceeds of the Offering. The Company also expects to use a portion of the proceeds from this Offering for costs incurred in connection with the legal proceedings described under “Description of Business” below. In addition, the Company may use a portion of the proceeds from the sale of Common Stock in this Offering to repay some of the outstanding balance under the Company’s loan agreement with EHS. Our management has broad discretion and flexibility to use the net proceeds from this Offering for general corporate purposes, including, without limitation, acquisitions, repayment of debt and operating expenses, and other general working capital purposes.

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DESCRIPTION OF BUSINESS

Overview

The Company was incorporated on March 27, 2015 under the laws of the State of Delaware under the name “Emerald Health Sciences Inc.” The Company changed its name to “Emerald Health Nutraceuticals Inc.” by filing a Certificate of Amendment to its Certificate of Incorporation on May 19, 2015, and subsequently changed its name to “Emerald Health Bioceuticals Inc.” pursuant to a Certificate of Amendment filed February 22, 2017. Pursuant to the Amended and Restated Certificate of Incorporation of the Company filed July 10, 2017, the Company is authorized to issue 20,000,000 shares of Common Stock. As of the date of this Offering Circular, there are 6,250,000 shares of Common Stock issued and outstanding, after giving effect to the 1-for-1.712016 reverse stock split of all the issued and outstanding shares of Common Stock which occurred on December 20, 2019.

EHS is the majority stockholder of the Company, representing beneficial ownership of approximately 81% of the Company’s Common Stock as of the date of this Offering Circular. Accordingly, EHS exerts and will continue to exert significant influence over the Company and any action requiring the approval of the holders of the Company’s Common Stock.

The Company is a US-based natural health products company that develops, manufactures and distributes nutritional and topical supplements to support the body’s endocannabinoid system (the “ECS”). Our current business is the research, development, distribution and sales of dietary supplements derived from phytocannabinoids that support the ECS. The ECS regulates appetite, energy, metabolism, fertility, immunity, sleep, mood, pain perception, and memory, among other functions.

To overcome the limitations in many jurisdictions on utilizing cannabidiol (“CBD”), a chemical derived from the cannabis plant, we have formulated a proprietary condition-specific line of over-the-counter supplements that support the ECS without utilizing CBD. The core component of our product line is our proprietary PhytoCann® Complex, which contains a blend of non-cannabis phytocannabinoids that provide strong support to the ECS.

Our products are available in retail outlets across the USA and around the world, as well as online outlets and directly through the Company’s website at www.emeraldhealthbio.com. In January 2019, the Company’s products were launched through a leading health food supermarket chain in the US. We also sell through independents, chain retailers, pharmacies, dispensaries and supermarkets. Our distribution is supported by a leading broker, and through a network of natural product-oriented distributors, enabling us to provide nation-wide availability and reach for our products.

In 2018, the Company worked with Emerald Health Therapeutics Canada Inc., a British Columbia corporation and indirect, partially-owned subsidiary of EHS (“EHT”), to form Emerald Health Naturals Inc., a British Columbia corporation (“EHN”), as a joint venture for the purpose of increasing product distribution in Canada. EHN was initially formed as a wholly-owned subsidiary of the Company in April 2018, although EHN had no active operations until January 2019 when EHT acquired a 51% equity interest in EHN and the Company acquired a 49% equity interest in EHN. Following the completion of this transaction, EHN was deconsolidated from the Company. The Company and EHN entered into a Master License and Distribution Agreement effective February 1, 2019, pursuant to which the Company appointed EHN as the exclusive distributor of the Company’s products in Canada.

Our Products

EHB has developed a unique and focused product line of non-CBD, cannabis-free, nutritional supplements. These products focus on activating the ECS, a bodily system that mediates systemic health and regulates many of the key functions in the human body. We aim to use a rigorous, scientific approach to continue to develop effective, condition-specific, consumer-centric products that modulate the ECS to improve health outcomes.

The Endocannabinoid System

To understand the value of the Company’s products, it is critical to understand the ECS, how it works, and the how it contributes to health. Studies show the body’s ECS promotes biological balance in our cells, tissues and organs, supporting brain, immune system, and nervous system function, as well as overall health and wellness. Research indicates the ECS is comprised of:
•	Main receptors sites on cells called CB1 and CB2, but other receptors have been discovered that also affect the ECS, including: TRPV1, GPR55, FAAH, MALG, PPAR and TRPA1;
•	Compounds known as endocannabinoids, such as anandamide and 2-arachydonoil glycerol, which are produced in the body from dietary fats and that bind to ECS receptors; and
•	Enzymes that impact the manufacture and metabolism of these endocannabinoids.

The ECS is named after the cannabis plant that led to its discovery. The ECS is critical to regulating the proper function of a wide range of body processes. Specifically, the ECS plays an important role in regulating the nervous system, immune system, digestive system, endocrine glands, brain, heart, lungs, kidneys, liver, spleen, bones, muscles, blood vessels and cells, lymph cells, and fat cells.

Although the discovery of the ECS was due to the cannabis plant, this system has little to do with the psychoactive component of marijuana, tetrahydrocannabinol (“THC”), and more to do with compounds that the human body makes as well as factors in food and medicinal plants. The ECS occurred in nature before cannabis did, and thus can be influenced by many more factors than just THC and CBD, including diet and lifestyle choices.

The ECS serves as a master conductor, sending chemical messages and triggering biological actions throughout the body that are critical to health and well-being. The outcome of this delicate balancing act is to create homeostasis - that internal drive within every cell in the body and brain to maintain balance and promote health within its internal environment, even when faced with external changes.

The ECS regulates many key aspects of physical, emotional, and mental health, including: appetite, digestion and hunger; emotions; metabolism; motivation, pleasure and reward; immune system function; pain; sleep; temperature regulation; cellular energy; memory; mood; motor control; inflammation; reproduction and fertility; and stress response.

Phytocannabinoids are compounds derived from plants that are structurally like endocannabinoids and have the same ability to dock to endocannabinoid receptors and support the human ECS. Phytocannabinoids are found in a wide variety of plants. Cannabis was the first plant from which phytocannabinoids were isolated and identified, which is why all plant sources of phytocannabinoids carry the “cannabinoid” suffix. The Company currently exclusively uses non-cannabis-derived phytocannabinoids in our products.

Our Approach to Activating the ECS

The Company develops its products based on three foundational facets of ECS activation:

•
Support the ECS with phytocannabinoids – naturally occurring compounds found in a variety of plants. This approach utilizes the PhytoCann™ Complex, the Company’s proprietary science-backed blend of botanical extracts.

•	Feed the ECS with the raw materials needed to produce endocannabinoids.
•	Regulate the breakdown of endocannabinoids to retain and prolong their use in the body.

PhytoCann® Complex – Our Unique Proprietary Advantage

With a mandate to develop a non-cannabis product, the Company created the PhytoCann® Complex - a proprietary, science-backed blend of botanical extracts. Serving as the foundation of our product line, this cannabis-free blend of botanical extracts features clove, Szechuan pepper, ginger, Echinacea, peony and magnolia in precise potencies and ratios that provide full-spectrum support for the ECS.

The Company’s PhytoCann®-based products act similar to CBD, with slightly different modes of action. CBD binds only weakly to CB1 and CB2 receptors, and likely exerts its effects on the human body by inhibiting an enzyme that breaks down our own endocannabinoids. The Company’s PhytoCann® Complex contains herbs and botanicals that inhibit these degrading enzymes, thereby keeping the other phytocannabinoids and endocannabinoids in circulation longer. Unlike CBD, they also bind directly to both CB1 and CB2 receptors. Collectively, this means that our products demonstrate a broader-spectrum, and potentially more powerful “entourage effect” on the ECS than CBD.

With the full benefit of our research and development team, the Company continues to better understand how to improve the effectiveness of PhytoCann® through ongoing lab testing and customer trials.

Omega Supplements

Essential omega fatty acids are the nutritional building blocks for the ECS.  They are essential to the creation of endocannabinoids, which our body intuitively produces on demand when we need them most.  With our Endo Omega Oil line of products, the Company has created an omega supplement designed to support the healthful production of endocannabinoids.

Our Growth Strategy

The Company’s growth strategy has two key elements:

(1)
Gain first mover advantage by leveraging the EHB Endo PhytoCann® product line of non-CBD products to enter, and build brand recognition in, the major distribution channels in the US and internationally; and

(2)
Introduce strategically-focused CBD-based products into the market in accordance with applicable laws and regulations, utilizing the Company’s existing brand equity, distribution channels and strong representation to drive product sales through multiple channels.

Domestically, the Company’s strategy is to gain first mover advantage by obtaining shelf space for the Endo product line in major channels of trade not currently available to CBD products. We believe this will generate product revenue from consumers looking for health solutions affecting the ECS who are not interested in using CBD products, and build brand recognition, equity and loyalty within the trade channels for existing and future EHB products. For consumers, the Company’s strategy is to push sales through marketing, education and promotion at the point of sale first, followed by modern and traditional marketing methods depending on the specific channel. To pull sales through distribution channels, the strategy is to build brand recognition and loyalty first within each channel of trade, and then support it through relationships, retailer education and trade marketing. We believe the Company’s strategy is proving to be successful. The Endo line has gained entry and/or is being tested in most major channels of trade, including: independent health food stores, regional natural grocery stores, national natural grocery stores and pharmacies. Additional channels being discussed include: commissary, big box, club, conventional grocery, and multi-level grocery.

While the potential sales opportunities are large in the US, given the stringent regulations surrounding cannabis and CBD in most countries globally (aside from Canada), international growth opportunity for a non-CBD product may be even greater. The Company is currently in discussions to develop global distribution of Endo products in the EU, UK, Dubai, New Zealand, Latin America, Caribbean and Australia. Within the next 12 months, we intend to be distributing our cannabis-free Endo line products in at least two international markets.

Within the next 12 months, the Company plans to introduce a portfolio of unique, proprietary, patented CBD-based products into the market, initially only in states where CBD is legalized. Leveraging its existing channels of distribution, broker relationships, and retailer recognition, the Company will target distribution into states where the use and sale of CBD is legalized and upon clear federal guidance from the FDA. The Company will take advantage of its existing retail network currently selling EHB’s products, and the capabilities of its distributors and brokers to gain shelf space and distribution presence in retailers that are authorized to sell CBD products. For those channels not currently accepting CBD products for distribution, the Company will actively position its cannabis-free Endo-branded product line with retailers to gain early acceptance and ensure the channel is prepared for adoption when the FDA releases its regulatory framework for CBD.

Research & Development Strategy

The Company’s Research and Development strategy is to employ a rigorous, scientific approach to develop effective, condition-specific, consumer-centric products that can improve health outcomes through positively impacting the ECS.  Our research and development focus is to identify naturally occurring phytocannabinoids and cannabimimetics with the ability to modulate the ECS, either alone or in combination with other phytocannabinoids - without the psychoactive side effects of cannabis. In addition, we are also evaluating the ability of naturally occurring botanicals to improve the effectiveness of CBD.

The Company is currently not producing and distributing CBD products. However, since we expect complete federal legalization of CBD in the future, along with regulatory clarification from the FDA and USDA, the Company is also engaged in active research, development and testing of CBD-based products. We are formulating and testing compounds that could increase the effectiveness of the Company’s existing products, as well as providing new products for the bioceuticals market in a variety of formats, including functional foods, cosmetics, beverages, and supplements.

Endo & Omega Product Lines

The Company’s current product line is comprised of six Endo-branded tablet products that use the PhytoCann® complex and different added components to target the ECS for different patient outcomes, and two Endo Omega-branded omega oil emulsions that support and activate the ECS.

All Endo products are formulated with our proprietary PhytoCann® Complex and are developed to support:
•	Endocannabinoid Receptor Sites*
•	Production of Endocannabinoids*
•	Retention of Endocannabinoids*
•	Homeostasis (biological balance of body and mind)*

Our six Endo-branded tablet products that utilize our proprietary PhytoCann® complex include the following:
(1)
Endo Bliss, which is designed to naturally support a positive outlook and resistance to daily pressures through natural elevation of mood and beneficial effects on key neurotransmitters, with added ingredients including echinacea angustifolia and saffron*;

(2)
Endo Sleep, which is designed to encourage restful and rejuvenated sleep, regulate healthy sleep-wake cycles and promote consistent sleep patterns, with added ingredients including passion flower, PharmaGaba®, magnolia, and melatonin*;

(3)	Endo Brain, which is designed to naturally support mental acuity and cognition, recall and memory through activation of the ECS, with added ingredients of bacopa and huperzine*;
(4)	Endo Inflame, which is designed to naturally promote and support the body’s healthy response to pain and inflammation, with added ingredients of curcumin and boswellia*;
(5)
Endo Calm, which is designed to address the body’s response to stress and anxiety and promote feelings of relaxation and positive mental energy, with added ingredients including PharmaGaba®, ashwagandha, and echinacea angustifolia*; and

(6)
Endo Immune, which is designed to naturally optimize health, wellness and vitality and support the structure and function of the immune system, with added ingredients including citrus sinensis, astragulus root, and luteolin.*

Our two Endo Omega-branded omega oil emulsion dietary supplements, which are functionally the same (although one is a vegan formulation using only plant-based ingredients), include:

(1)
Endo Omega, which is designed to provide nutritional co-factors in precise ratios to produce endocannabinoids and support cardiovascular health, cognitive function, eye health, positive mood, healthy inflammatory response, blood sugar regulation and hormone balance, with ingredients including omega-3 fish oil, hemp seed oil, MCT oil and Vitamin E*; and

(2)	Endo Omega-Vegan, which is designed to have the same benefits as Endo Omega, but which is made with plant-based oils, including omega-3 vegan algal oil, almond butter, hemp seed oil and Vitamin E.*

* Disclaimer: The statements made herein have not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent any disease.

The Company’s products are not prescription products and, falling into the nutritional supplement category, are available over-the-counter at a variety of retailers and online.

Product Pipeline

The Company has a robust product pipeline with over 10 products in development and scheduled for market launch over the next 24 months, including a specially designed line of PhytoCann® products for naturopathic practitioners, cosmetics, beverages, and functional foods, as well as Endo-branded line extension products such as our recent release of Endo Immune, a product specifically developed for the cold and flu season, which will be exclusively sold and distributed by a major retailer. We are also engaged in research and development for a line of CBD-based products that we may release in the market in the future in accordance with applicable state and federal laws and regulations.

Manufacturing and Operations

The Company’s manufacturing strategy over the next 24-36 months is to outsource production to qualified manufacturers that meet the Company’s quality assurance standards. Any manufacturing partners we work with need to be ISO-compliant, FDA-registered and audited, and GMP-certified. The Company works closely with each of its production subcontractors to ensure that formulations are accurate and that our products meet specifications.

Currently, our Endo product line is manufactured by CapTek Softgel International Inc. (“CapTek”), a leading softgel contract manufacturer in the vitamins, minerals and supplements industry. Established in 1993 and based in California, CapTek is a provider of high-quality nutraceutical products and bulk stock softgel capsules and supplements with established quality assurance and quality control standards. CapTek is privately-owned, FDA-registered and audited, and GMP-certified.

The Value of the Emerald Health Family

Our parent company, EHS, is a global leader in the life science industry focused on building companies that advance the development of cannabinoids in pharmaceutical, botanical, and bioceutical applications for the enhancement of health and well-being. The Emerald ecosystem provides significant experience and skills that enable companies like EHB to be successful. As one of the world’s few operating firms dedicated to advancing cannabinoid science, EHS and the Emerald family of companies have developed significant domain expertise and insight into its focus industries.

For example, being part of the Emerald family has allowed EHB to develop a collaborative relationship with our sister company, Emerald Health Biotechnology España (formerly known as VivaCell Biotechnology España), a research and development company based in Córdoba, Spain, and a pioneer in the analysis of biological activities of phytocannabinoids for medicinal use. Led by Dr. Eduardo Muñoz, Emerald Health Biotechnology España has made significant contributions to phytocannabinoid research. Through Dr. Muñoz’s expertise and in collaboration with our scientific advisors, Dr. Giovanni Appendino, Dr. Michael Murray and Dr. Gaetano Morello, EHB developed its proprietary PhytoCann® Complex. EHB continues to work closely with Dr. Muñoz and his team to enhance the PhytoCann® Complex, and to develop other ECS-modulating natural health products.

Competition

We believe the Company is currently the only company with a non-cannabis-derived product targeting the ECS for improvement in health outcomes. As a result, the Company’s PhytoCann® product line is an innovative market driver in the industry for consumers looking to harness the benefits of products like CBD, but who are still hesitant given the regulatory and legal ramifications of cannabis.

The Company faces, and expects to continue to face, competition from other companies in the nutritional and dietary supplement market, as well as the CBD market.  Some of the Company’s competitors may have longer operating histories, more financial resources and more experience that the Company. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more manufacturing and marketing experience than the Company, could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the dietary supplement and CBD markets;
•	The Company’s ability to identify and implement strategic partnerships;
•	The Company’s ability to achieve and maintain brand loyalty;
•	The Company’s ability to develop and market new products and extend existing products into new markets;
•	The Company’s ability to remain competitive in its product pricing; and
•	The Company’s ability to navigate the changing regulatory environment around its existing and planned products.

Government Regulation

The FDA is the federal agency that has primary responsibility for the regulation of the manufacturing, labeling and sale of our products. The operations of the facilities that manufacture our products are subject to regulation and inspection by the FDA as dietary supplement manufacturing facilities. We have positioned our products to be dietary supplements as that term is defined by Federal Food, Drug and Cosmetic Act (the “FFD&CA”) as amended by the Dietary Supplement Health and Education Act of 1994 (the “DSHEA”). The DSHEA provides for specific nutritional labeling requirements for dietary supplements and permits dietary supplements to make “structure/function” claims regarding how the nutrient or dietary ingredient in the dietary supplement affects the body. The DSHEA permits nutritional supplements to bear on its labels, in its labeling and advertising, substantiated, truthful and non-misleading statements of nutritional support. These claims are statements describing general well-being from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining the structure or function of the body (“structure/function claims”). The FDA requires the Company to notify the FDA of such statements.

Under the DSHEA, dietary supplements include vitamins, minerals, nutritional supplements and herbs. The DSHEA provides a regulatory framework to ensure safe, quality dietary supplements and the dissemination of accurate information about such products, and requires that dietary supplements be manufactured, packaged and distributed in accordance with current good manufacturing practices (”cGMP”) under 21 CFR Part 111. We believe our manufacturing and distribution practices comply with these rules.

The DSHEA requires the FDA to regulate dietary supplements to ensure consumer access to beneficial dietary supplements, and allows truthful and proven claims to be made in relation to those products. Generally, dietary ingredients that were on the market before October 15, 1994 may be sold without FDA pre-approval and without notifying the FDA. However, new dietary ingredients (those not used in dietary supplements marketed before October 15, 1994) require pre-market submission to the FDA of evidence of a history of their safe use, or other evidence establishing that they are reasonably expected to be safe. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredient we may decide to use. The FDA’s refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring the FDA pre-approval based on newly conducted, costly safety testing.

The FDA is generally prohibited from regulating the active ingredients in dietary supplements as food additives, or as drugs, unless product claims trigger drug status.  There can be no assurance that the FDA will not consider a particular labeling statement used by us to be drug claims rather than acceptable statements of nutritional support, necessitating approval of a costly new drug application, or re-labeling to delete such statements. It is also possible that the FDA could allege false statements were submitted to it if structure/function claim notifications were either non-existent or so lacking in scientific support as to be plainly false.

Dietary supplements are also subject to the Nutrition, Labeling and Education Act (the “NLEA”), which regulates health claims, ingredient labeling and nutrient content claims characterizing the level of a nutrient in a product. The NLEA prohibits the use of any health claim for dietary supplements unless the health claim is supported by significant agreement within the scientific community and is pre-approved by the FDA.

In certain markets, including the United States, claims made with respect to dietary supplements may change the regulatory status of our products. For example, in the United States, the FDA could possibly take the position that claims made for some of our products classify those products as new drugs requiring pre-approval by the FDA. The FDA could also place those products within the scope of its over-the-counter (“OTC”) drug regulations and require us to comply with a published FDA OTC monograph. OTC monographs dictate permissible ingredients, appropriate labeling language and require the marketer or supplier of the products to register and file annual drug listing information with the FDA. We do not currently sell OTC drug products. If the FDA were to assert that our product claims cause our products to be considered new drugs or to fall within the scope of OTC regulations, we would be required to either file a new drug application, comply with the applicable monographs, or change the claims made in connection with our products.

The manufacturing, processing, formulation, packaging, labeling and/or advertising of our products are also subject to regulation by other federal agencies, including the FTC, the USDA, the United States Postal Service (the “USPS”), and the Consumer Product Safety Commission (the “CPSC”). Our activities are also regulated by various state and local agencies in states where our products are sold. The USPS and the FTC regulate advertising claims with respect to the Company’s products. In addition, our customers may expect that we manufacture and market certain of our products in compliance with the guidelines promulgated by the United States Pharmacopeia Convention and other voluntary standards organizations.

The FTC regulates the marketing practices and advertising of our products. Under FTC standards, the dissemination of any false advertising constitutes an unfair or deceptive act or practice actionable under Section 45 of the FTCA and a false advertisement actionable under Section 52 of that Act. A false advertisement is one that is “misleading in a material respect.” In determining whether an advertisement or labeling information is misleading in a material respect, the FTC determines not only whether overt and implied representations are false but also whether the advertisement fails to reveal material facts. Under the FTC’s standards, any health benefit representation made in advertising must be backed by competent and reliable scientific evidence, including tests, analyses, research studies, or other evidence based upon the expertise of professionals in the relevant area, that have been conducted and evaluated in an objective manner by persons qualified to do so, using procedures generally accepted by the profession to yield accurate and reliable results.

The FTC has increased its review of the use of the type of testimonials that may be used to market our products. The FTC requires competent and reliable evidence substantiating claims and testimonials at the time that such claims of health benefit are first made. The failure to have this evidence when product claims are first made violates the FTCA. Although the FTC has never threatened an enforcement action against the Company for the advertising of its products, there can be no assurance that the FTC will not question the advertising for our products in the future.

We believe we are currently in compliance with all applicable laws and government regulations. We cannot predict what new legislation or regulations governing our operations will be enacted by legislative bodies or promulgated by agencies that regulate our activities. The FDA is expected to increase its enforcement activity against dietary supplements that it considers to be in violation of the FFD&CA. In particular, the FDA is increasing its enforcement of the provisions of the DSHEA. Those activities will be enhanced by the appropriation for increased FDA budgets for dietary supplement regulation enforcement.

The unsettled status of CBD derived from hemp also presents certain risks and uncertainties related to our planned business. The USDA regulates agricultural programs ranging from income support to rural development. The 2018 Farm Bill legalized hemp cultivation and declassified hemp as a Schedule I controlled substance. The FDA has emphasized, however, that although hemp is no longer an illegal substance under federal law, the FDA continues to regulate CBD products under the FFD&CA and Section 351 of the Public Health Service Act. Therefore, any cannabis product marketed with a claim of therapeutic benefit, regardless of whether it is hemp-derived, must be approved by the FDA before it can be sold. The FDA has also confirmed that the addition of CBD to food products and dietary supplements is unlawful. We believe that our current line of products conforms to applicable DSHEA and FDA regulation in that our products are not CBD products, and the claims we make for them conform to DSHEA “structure/function” parameters.

We may become subject to additional laws or regulations administered by the FDA or other federal, state, or foreign regulatory authorities. In addition, the laws or regulations which are considered favorable to us may be repealed, or more stringent interpretations of current laws or regulations may be implemented. Any or all of such requirements could be a burden to us. Future regulations could require us to:

●     change the way we conduct business;

●     use expanded or different labeling;

●     recall, reformulate or discontinue certain products;

●     keep additional records;

●     increase the available documentation of the properties of our products; and/or

●     increase the scientific proof of product ingredients, safety, and/or usefulness.

Intellectual Property

We believe it is important to our success that we:

•
Obtain and maintain patent, trademark and other legal protections for the proprietary formulations and blends, technology, inventions, improvements and other intellectual property we consider important to our business;

•	Prosecute our patent applications and defend our issued patents;
•	Protect and enforce our trademark rights and preserve the confidentiality of our trade secrets; and
•	Operate without infringing the patents, trademarks and proprietary rights of third parties.

We have sought and intend to continue to seek appropriate patent protection and other intellectual property protection for our proprietary blends and product candidates, as well as other proprietary technologies and their uses, by filing additional patent and trademark applications in the United States and selected other countries.

We have one pending international patent application (PCT International application no. PCT/US2019/035040), filed May 31, 2019, titled “NON-CANNABIS PHYTOCANNABINOID COMPOSITIONS AND USES THEREOF”.

We also have trademarks registered with the USPTO in the United States for the following word marks: Emerald Health Bioceuticals (Reg. No. 5807302), Endo Omega (Reg. No. 5800861), Endo Bliss (Reg. No. 5431256), Endo Brain (Reg. No. 5376857), Endo Calm (Reg. No. 5376856), Endo Sleep (Reg. No. 5376858), Phytocann (Reg. No. 5388246), Supports Endocannabinoid Health (Reg. No. 5352313), and The Endo-Cannabinoid Company (Reg. No. 5430228). In addition, we have pending applications filed with the USPTO for the following word marks: Endo Immune (Serial No. 88262350), Endo Energy (Serial No. 88262343), and Endo Inflame (Serial No. 88689859).

Legal Proceedings

On December 3, 2019, Phil Harvey, a former employee of the Company, filed an action against the Company and its affiliates in the Superior Court of California (Case Number 37-2019-00064216-CU-WT-CTL), alleging claims of whistleblower retaliation, wrongful termination, intentional misrepresentation, and promissory fraud under California law. The Company believes Dr. Harvey’s claims are without merit, and intends to vigorously defend this action.

Employees

We currently have six (6) full-time employees. We currently do not have any part-time employees.

We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our scientific, business development, finance, marketing and sales activities. We have engaged Dr. Michael Murray and Dr. Gaetano Morello (who also currently serves as our Chief Executive Officer) as key consultants in our Scientific Advisory Board. Dr. Murray is a respected, world-renowned, natural health practitioner, and Dr. Morello has been a practicing natural health practitioner for over 25 years. Both Drs. Murray and Morello have developed multiple successful supplements, and through their expertise and guidance, they have been instrumental in the development of our PhytoCann® Complex, as well as, our future product development endeavors. The Company and EHS engaged Dr. Murray as a consultant pursuant to a Consulting and Product Development Agreement dated September 1, 2016.

Corporate Information

Our principal executive offices are located at 5910 Pacific Center Boulevard, Suite 300, San Diego, California 92121, and our telephone number is 800-268-0719. Our website address is www.emeraldhealthbio.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

DESCRIPTION OF PROPERTY

The Company does not own any real property. The Company currently shares leased office space at 5910 Pacific Center Blvd., Suite 300 in San Diego, California with its affiliate, Emerald Health Pharmaceuticals Inc. (“EHP”).  EHP is the tenant under the lease for the property, and the Company pays its proportionate share of the monthly rent under the lease. We believe the shared office space is suitable and adequate for the Company’s current business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 8, “Cautionary Statement Regarding Forward-Looking Statements” starting on page 5, and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our significant accounting policies.

Overview

EHB was formed on March 27, 2015 under the laws of the State of Delaware, and is headquartered in San Diego, California. We are a natural health products company that was formed to research, develop and commercialize plant-based phytocannabinoids and nutritional support for the human ECS. EHB develops, manufactures and distributes nutritional and topical supplements to support the body’s ECS. Our current business is the research, development, distribution and sales of dietary supplements derived from phytocannabinoids that support the ECS.

Our majority stockholder is EHS, a private British Columbia corporation formed to invest in companies operating within the cannabinoid industry. As of the date of this Offering Circular, EHS is the beneficial owner of approximately 81% of our Common Stock. Accordingly, EHS exerts and will continue to exert significant influence over the Company and any action requiring the approval of the holders of our Common Stock.

EHB is a natural health products company focused on developing dietary supplements derived from phytocannabinoids to support the ECS, which regulates appetite, energy, metabolism, fertility, immunity, sleep, mood, pain perception, and memory, among other functions. We have formulated a condition specific line of supplements that offer advanced support for the ECS without utilizing CBD. Each of our products is formulated with our proprietary PhytoCann® Complex, which contains a blend of non-cannabis phytocannabinoids, along with other ingredients, that offer support to the ECS.

Our current Endo product line includes: Endo Sleep, designed to promote consistent sleep and healthy sleep-wake cycles; Endo Bliss, developed to promote a natural elevation of mood; Endo Calm, designed to naturally address the body’s response to stress and anxiety; Endo Inflame, designed to naturally promote the body’s response to pain and inflammation; Endo Brain, designed to naturally support mental acuity and cognition; Endo Immune, developed for the cold and flu season and deigned to support the structure and function of the immune system; and two Endo Omega products designed to promote endocannabinoid production and support cardiovascular health.

The Company has a robust product pipeline with over 10 products in development and scheduled for market launch over the next 24 months. We are also engaged in research and development efforts with respect to a line of CBD-based supplements that we intend to release in accordance with applicable state and federal laws and regulations in the future, including, without limitation, any guidance issued by the FDA regarding the use and manufacturing of CBD, and claims that can be made for CBD, in topicals, supplements, foods and beverages.

Our products are available in retail outlets across the United States, as well as online outlets and directly through the Company’s website at www.emeraldhealthbio.com. We sell our products through independent retailers, chain retailers, in pharmacies and supermarkets through a network of brokers and distributors.

Results of Operations for the Six-Month Periods Ended June 30, 2019 and June 30, 2018, and the Fiscal Years Ended December 31, 2018 and December 31, 2017

Revenues

Our revenue was $654,493 for the six months ended June 30, 2019, compared to $208,964 for the six months ended June 30, 2018. Our revenue was $678,209 for the year ended December 31, 2018, compared to $121,533 for the year ended December 31, 2017. The increase in revenue from the period ended December 31, 2017 to December 31, 2018 is attributable to the fact that we launched our products in October 2017, and ramped up our sales and marketing efforts through 2018. Furthermore, the increase in sales for the six months ended June 30, 2019 compared to the same period in 2018 is attributable to expanded distribution through our efforts to move from independent distributors to a national distribution model.

Cost of Sales

Our cost of sales was $486,379 for the six months ended June 30, 2019, compared to $100,050 for the six months ended June 30, 2018. For the year ended December 31, 2018, our cost of sales was $376,223, compared to $50,334 for the year ended December 31, 2017. Expenses for costs of sales are generally related to increased volume of inventory purchases through third party product manufacturers. The increase in cost of sales is generally a result of increased manufacturing requirements to support our increased sales and distribution activities.

Gross Margin

Gross margin for the six months ended June 30, 2019 was 25.7%, compared to 52.1% for the six months ended June 30, 2018. Gross margin for the year ended December 31, 2018 was 44.5%, compared to 58.6% for the year ended December 31, 2017. The decrease in gross margin for the six months ended June 30, 2019 is largely a result of an increase in inventory and warehousing costs to support our increased sales and distribution activities in 2019.

Sales and Marketing

Our sales and marketing expenses were $756,274 for the six months ended June 30, 2019, compared to $269,771 for the six months ended June 30, 2018. For the year ended December 31, 2018, our sales and marketing expenses were $664,222, compared to $243,493 for the year ended December 31, 2017. Sales and marketing expenses to date consist primarily of advertisements, promotions, social media, tradeshows, conferences and meetings. The increase in sales and marketing expenses was primarily attributable to increased advertising and promotion efforts to support sale of our products at the retail level.

General and Administrative Expenses

Our general and administrative expenses were $894,061 for the six months ended June 30, 2019, compared to $780,205 for the six months ended June 30, 2018. For the year ended December 31, 2018, our general and administrative expenses were $1,830,994 compared to $1,241,645 for the year ended December 31, 2017. General and administrative expenses consist primarily of personnel, consultants, legal fees, and travel and office expenses. The increase in general and administrative expenses was primarily the result of increased personnel costs, facility and office expenses.

Research and Development Expenses

Our research and development expenses were $161,772 for the six months ended June 30, 2019, compared to $1,216 for the six months ended June 30, 2018. For the year ended December 31, 2018, our research and development expenses were $42,053, compared to $2,242 for the year ended December 31, 2017. Research and development expenses to date consist primarily of contract research fees through a research collaboration with our sister company, Emerald Health Biotechnology España, consultant fees paid to advisors in connection with our research collaboration and new product development activities, and expenses related to the purchase of samples and raw materials for new product development activities. The increase in research and development expenses over the periods specified is a result of increased research and development activities related to our existing products and potential new products.

Net Loss

Our net loss was $2,330,694 for the six months ended June 30, 2019, compared to $1,101,212 for the six months ended June 30, 2018. Our net loss was $2,653,215 for the year ended December 31, 2018, compared to a net loss of $1,569,042 for the year ended December 31, 2017.

Liquidity and Capital Resources

Since launching our products in October 2017, we have generated $1,454,235 in net sales from the sale of our products as of June 30, 2019, with negative cash flows resulting from operating activities. Operating expenses to date as of June 30, 2019 include $1,663,989 in sales and marketing costs, $3,996,700 in general and administrative costs, $206,067 in research and development costs, and $957,548 in interest expense related to our revolving loan with EHS, our majority stockholder, who has financed our operations through a revolving loan agreement. We have the ability to continue borrowing under the loan, but there is no guarantee of continued funding under the loan agreement. The loan may be repaid by us or, at the option of EHS, converted into shares of the Company’s Common Stock at $2.00 per share, which, if converted, would significantly dilute stockholders purchasing Shares in this Offering.

Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering, the progress of our research and development efforts, and the success of our marketing efforts to support the sale of our products.

We believe that if we raise $50,000,000 (the Maximum Amount) in this Offering, we will have sufficient capital to finance our operations for at least the next 24 months. However, if we do not sell the Maximum Amount, or if our operating and development costs are higher than expected, we may need to obtain additional financing prior to that time. We do not have any track record for self-underwritten Regulation A+ offerings, and there can be no assurance we will raise the Maximum Amount or any other amount. We expect that after such 24-month period, we will become a profitable revenue-generating company; however, if operating costs are higher than expected, or sales projections do not meet our expectations, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. However, no assurances can be made that we will be successful obtaining additional equity or debt financing, or that ultimately, we will achieve profitable operations and positive cash flow.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. Since inception, the Company has incurred net losses, with negative cash flows resulting from operating activities, and has an accumulated deficit of $6,724,892 as of June 30, 2019. Initially, we intend to finance our operations through equity and debt financings.

Revenue generated from the sale of our products does not currently fully support our operations. We have funded operations to date in the form of expenditures paid for on behalf of the Company by our majority stockholder, EHS, in addition to advances received directly from EHS pursuant to our revolving loan agreement. The Company and EHS currently have a revolving loan agreement in place; however, there is no guarantee of continued funding under the loan agreement.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient funds through this Offering, or if EHS does not agree to continue to fund our operations through the revolving loan, then the Company may not be able to continue as a going concern.

Credit Facilities

In January 2017, the Company and EHS entered into a revolving loan agreement. Advances under the loan agreement, which the Company may draw down from time to time in amounts to be agreed upon by the Company and EHS, will be evidenced by a demand grid promissory note (the “Note”). The Note will be revised to reflect the aggregate principal amount of the loan outstanding as of the date of each advance or repayment. The loan may be repaid by the Company upon demand or, at the option of EHS, converted into shares of the Company’s Common Stock at a conversion price of $2.00 per share. The loan bears interest at 12% per annum, calculated semi-annually in advance. The Note is payable upon demand and includes no expiration date. As of June 30, 2019, we had an outstanding balance of $7,081,852 in advances and accrued interest due under the loan agreement. We have the ability to continue borrowing under this loan agreement; however, there is no guarantee of continued funding. In the event of conversion of the Note, investors in the Offering will suffer significant dilution.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Relaxed Ongoing Reporting Requirements

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.07 Billion in revenue during its most recent fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 Million, or if our annual revenue exceeds $1.07 Billion or we issue more than $1 Billion in non-convertible debt over a 3-year period, we would cease to be an “emerging growth company.”

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of Shares offered for sale in this Offering, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 24 months. If we are unable to do so, we may have to curtail and possibly cease operations.

We are a development stage natural health products company and began operations in March 2017. Our plan of operations for the next few years includes:

•	Broadening our marketing efforts to support product sales;
•	Ensuring inventory meets product demand;
•	Broadening distribution of our products in new and existing sales channels;
•	Expanding our e-commerce efforts to support product sales;
•	Advancing the development of new products; and
•	Acquiring new assets and business opportunities through acquisitions, partnerships and joint ventures.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt on our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Because we only began operations in 2017 and have a limited operating history, we are unable to identify any significant recent trends in revenue or expenses, production, sales and inventory, and we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering Circular to not be indicative of future operating results or financial condition.

Product Sales and Distribution

From inception until early 2019, the Company employed a direct sales strategy where it sold directly to retailers using a network of boutique business brokers. This strategy was successful in gaining initial market entry and shelf space at independent natural health food retailers. However, it did not provide the leverage and opportunity to scale to national coverage. In 2019, the Company transitioned to using a premier national brokerage for the natural food industry, and some of the natural food industry’s largest distributors, as its strategic supply chain partners. This has significantly improved the Company’s positioning in every major channel.  The Company has also recently added experienced staff with strong connections to natural health product retailers and the distribution channel, which has enabled the Company to build and maintain strong relationship with our distributors.

We believe our products hold a significant advantage over CBD-based products in that they are legal for sale in every major market with fewer restrictions. Our products are sold in retail outlets across the USA, as well as in online outlets and directly through the Company’s website at www.emeraldhealthbio.com. In January 2019, the Company’s products were launched nationally in a leading health food supermarket chain in the US. We also sell through independents, chain retailers, pharmacies, health practitioners, and supermarkets. As of June 2019, the Company’s products are being carried by over 643 chain-based retail outlets, and 350 independent stores. Recently the Endo line has been accepted and provided with shelf space by several well-known retail brands, including Wegman’s, Fresh Thyme, and HEB/Central Markets.

We are represented by some of the largest leading brokers and natural products distributors nationwide. Our brokers and distributors carry significant national representation and are among the largest and most well-respected players in the natural products industry. Through these relationships we expect to continue to expand our distribution network for our ECS-modulating products.

Through our broker and distributor networks, we believe that we have gained first mover advantage over CBD-based companies, especially through the national distribution of our PhytoCann® products in a leading health food supermarket chain in the US (which, to date, does not accept CBD-based oral products for distribution).

Despite the foregoing, EHB is in the process of researching and developing unique, novel and proprietary CBD-based products, and is working with key retail partners towards pre-purchase agreements once the FDA makes a final ruling on CBD regulations. The Company is poised with a strategic State-by-State plan for the future sale and distribution of CBD-based products with an eye toward standards that will ultimately satisfy the FDA. Our established distribution channels allow for a strategic advantage to the Company, which may provide for rapid and national placement of our CBD-based products upon issuance of clear federal regulations and guidance on the use of CBD in topicals, supplements, foods and beverages.

From January 2018 through June 2019, the Company sold $1,332,702 worth of products. In 2018, the company sold $678,209 worth of products, for an average revenue of $56,517 per month. Sales have increased substantially in 2019; in the first six months of 2019, the Company sold $654,493 worth of products, with monthly average sales increasing 93% year-over-year to $109,082 per month.

As noted above, the Company distributes its products through a variety of channels. In 2018, distributors represented our largest distribution channel (approximately 29% of distributions), followed closely by independent retailers (approximately 26% of distributions) and then e-commerce (approximately 23% of distributions). Approximately 11% of the Company’s products were sold through Amazon in 2018.

During the first six months of 2019, the Company’s considerable success in concluding agreements with two major natural health products distributors increased the proportion of sales through distributors to 49% of total sales. In the first six months of 2019, the proportion of sales directly through chains and through independent retailers dropped substantially, as the Company executed its distributor-focused strategy.

Sales were relatively evenly distributed among the Company’s Endo products for the first six months of 2019, with Endo Calm representing approximately 19% of unit sales, Endo Sleep representing approximately 19% of unit sales, Endo Inflame representing approximately 22% of unit sales, Endo Brain representing approximately 15% of unit sales, Endo Bliss representing approximately 14% of unit sales, and Endo Omega representing approximately 12% of unit sales. This even distribution of volume provides advantages for the Company in optimizing its supply chain since relatively even volumes of product can be manufactured and distributed.

Pricing and Profit Margin

The Company prices its products in line with comparable nutritional supplements in the market. A single 60-caplet bottle of an Endo product ranges from $35-42 end user price on the Company’s website. The 16-fl. oz. bottle of the Company’s Endo Omega supplement is priced at $29.99, with the vegan version priced at $34.99.

The Company’s 2019 gross profit margins for the six months ended June 30, 2019 were approximately 26% based on average wholesale unit revenue. The Company’s strong margins are attributable to the quality of the Company’s diligent supply chain management and operational focus. The Company continues to work with quality manufacturers and sub-contractors and continues to push for improved (i.e. lower) supply pricing.

The current cost of goods sold (“COGS”) on a product portfolio basis increased by only 2% during the six months ended June 30, 2019. However, as the Company has only been operating for approximately two years, and is currently planning to add new products, the COGS could vary substantially going forward.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office
Executive Officers and Significant Employees:
Gaetano Morello	Chief Executive Officer	58	February 2020 – Present
Tu Diep	President	39	October 2019 – Present
Elena Traistaru	Chief Financial Officer	60	October 2019 – Present
Stuart Hutchinson	Vice President of Sales	53	February 2017 – Present

Directors:
Punit Dhillon	Chairman of the Board, Director	39	March 2017 – Present
Jim Heppell	Director	64	April 2015 – Present
Gaetano Morello	Director	58	March 2017 – Present
Margaret Dalesandro	Director	73	February 2020 – Present

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Each of our officers holds office until his or her successor is duly appointed by the Board and qualified. Our directors are elected to serve for one-year terms until the next meeting of the Board following the annual meeting of our stockholders, and until their successors have been elected and qualified.

Certain Relationships

Three of the members of our Board and our Chief Executive Officer are also members of the board of directors of our majority stockholder, EHS.

There are no family relationships between any director, executive officer, person nominated or chosen by the Company to become a director or executive officer, or any significant employee.

Except as set forth above and in our discussion below in “Interest of Management and Others in Certain Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Business Experience

Gaetano Morello, Chief Executive Officer and Director. Gaetano Morello has served as a director of EHB since March 2017, and has served as a director of EHS since February 2017. Effective February 7, 2020, Dr. Morello was appointed as CEO of the Company following the resignation of Jade Beutler, our former CEO. Dr. Morello also serves as the CEO of EHN, a British Columbia corporation and partially-owned subsidiary of the Company. Dr. Morello is an accomplished clinician with direct, first-hand experience in the clinical and medical application of cannabinoids. Dr. Morello continues to practice at the Complex Chronic Disease Program at Woman’s Hospital in Vancouver, Canada, where he has practiced since 2013. He also serves on the Quality Assurance Committee for the College of Naturopathic Physicians of British Columbia and other health and medical panels. Dr. Morello has made more than 500 medical presentations in the United States, Canada, Australia, Germany, and Italy in the last decade. Dr. Morello has a B.Sc. in Cell Biology/Nutrition from the University of British Columbia and a Doctorate in Naturopathic Medicine from Bastyr University.

Tu Diep, President.  Tu Diep was appointed as President of EHB in October 2019. Mr. Diep has more than 15 years of experience in scientific and clinical research. Mr. Diep served as Vice President of Strategic Operations for Emerald Health USA (an affiliate of EHB) from July 2018 to October 2019. Prior to joining the Company, Mr. Diep also served as the Vice President of Operations for OncoSec Medical Incorporated, a biotechnology company developing cancer immunotherapies to treat solid tumors, from September 2014 to July 2018. Prior to OncoSec, Mr. Diep held a number of positions of increasing responsibility at Protox Therapeutics Inc. (now Sophiris Bio Inc.), a company developing highly targeted, minimally invasive treatment for benign prostatic hyperplasia. Mr. Diep has extensive experience in preclinical research and development, clinical protocol development and design, clinical operations, and biologics manufacturing. At OncoSec, Mr. Diep held positions of increasing responsibility, including Executive Director of Clinical Development, where he led the clinical research and operations for the Company. Mr. Diep oversees our day-to-day operations and also leads business development efforts throughout the Emerald Health Group of Companies. Mr. Diep holds a Master of Science in Physiology from the University of Toronto.

Elena Traistaru, Chief Financial Officer. Elena Traistaru was appointed as Chief Financial Officer of EHB in October 2019. Ms. Traistaru has also served as the Corporate Controller for the Company and Emerald Health USA since November 2018. Ms. Traistaru has 30 years of diversified accounting finance experience in the biotechnology and pharmaceutical industries and telecommunications. Prior to joining the Company, Ms. Traistaru served as President and Chief Financial Officer of ET Accounting Consulting Service from February 2017 to October 2018, providing accounting consulting services to various businesses. Ms. Traistaru previously served as the U.S. Controller for Enigma Diagnostics, a developer of innovative molecular diagnostic technology, from February 2010 to February 2017, where she managed all aspects of accounting, finance, and human resources functions and supported the company’s operations department. Ms. Traistaru holds a bachelor’s degree in Accounting and Finance from Academy of Economic Studies, Bucharest, Romania.

Stuart Hutchinson, Vice President of Sales. Stuart Hutchinson has served as Vice President of Sales for EHB since February 2017. Mr. Hutchinson has over 25 years of experience in the natural products industry. Mr. Hutchinson launched his own personal care company, Shaman Beauty Products, in 1995. After selling his company in 2002, Mr. Hutchinson continued to develop his career in sales in both the personal care and supplements categories, and has since partnered with several of the industry's top companies (including Barlean’s Organic Oils, EO, JASON, Plant Fusion, SIBU and SoTru) to design successful sales solutions for products, distribution channels, and retailers. Prior to joining the Company, Mr. Hutchinson co-founded a brand consulting company, Pure Performance Sales, in 2015, and provided sales, marketing, and management consulting services to a number of natural products brands.

Punit Dhillon, Chairman of the Board.  Punit Dhillon has served as a director of the Company since March 2017, and as a director of EHS since February 2017. Mr. Dhillon was appointed as Chairman of the Board in October 2019. Mr. Dhillon is the co-founder and former director of OncoSec Medical Incorporated, a leading biopharmaceutical company developing cancer immunotherapies for the treatment of solid tumors. Mr. Dhillon served as President and CEO of OncoSec from March 2011 to March 2018 and as a director until February 2020. Prior to OncoSec, he served as Vice President of Finance and Operations at Inovio Pharmaceuticals, where he was responsible for financings and several licensing transactions. His management experience spans corporate finance, M&A integration, in-licensing of key intellectual property, strategy implementation, corporate transactions and collaborations with leading universities and key global opinion leaders. Mr. Dhillon holds a BA (Honours) in political science and a minor in business administration from Simon Fraser University.

Jim Heppell, Director.  Jim Heppell has served as a director of EHB since April 2015, and has served as a director of EHS since February 2017. Mr. Heppell has served as the CEO of the Clarence Heppell Fund, a charity fund, since November 2013. From 2003 to 2014, Mr. Heppell was the co-founder, President and Director of BC Advantage Funds (VCC) Ltd., a venture fund that invests in and builds technology, life science and clean technology companies. Early in his career, he practiced corporate securities law with Fasken Martineau DuMoulin, and later served as President and CEO of Catalyst Corporate Finance Lawyers. Mr. Heppell has also helped to build a number of life science companies, including Aspreva Pharmaceuticals (acquired by Galenica Ltd.), Immgenics (acquired by Amgen), Inovio Pharmaceuticals, and Sophiris Bio Inc. He earned a BSc in microbiology and a law degree from the University of British Columbia.

Margaret Dalesandro, Director.  Margaret Dalesandro has served as a director of EHB since February 2020. Dr. Dalesandro is a pharmaceutical development consultant and the president of Brecon Pharma Consulting LLC, where she has provided consulting services to companies in the pharmaceutical, biotechnology and diagnostics industries since 2013. Dr. Dalesandro has over 25 years of experience leading strategic product development in the pharmaceutical, biotechnology and diagnostics industries. She previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of cardiovascular programs at GlaxoSmithKline, and as a Director of Immunobiology and Diagnostic Research at Centocor, Inc. over the course of her career. Dr. Dalesandro earned her M.A. and Ph.D. in Biochemistry from Bryn Mawr College.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as disclosed above under “Legal Proceedings” in the “Description of Business” section, the Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table represents information regarding the total compensation of the executive officers of the Company during the fiscal year ended December 31, 2019:

Name and Capacity in which Compensation was Received	Cash Compensation	Other Compensation	Total Compensation
	($)	($) (1)	($)
Jade Beutler, Former CEO(2)	$240,000	$0	$240,000
Stuart Hutchinson, VP of Sales	$180,000	$0	$180,000
Tu Diep, President	$70,000	$0	$70,000
Elena Traistaru, CFO	$26,667	$0	$26,667

(1)
Any values reported in the “Other Compensation” column, if applicable, represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (ASC) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

(2)	Jade Beutler served as the Company’s Chief Executive Officer from March 2017 until his resignation effective February 7, 2020.

Director Compensation

We have four directors on our Board. During the year ended December 31, 2019, our directors did not receive compensation for their services as directors.

Employment Agreements, Arrangements or Plans.

Pursuant to an independent contractor agreement dated September 1, 2016, between the Company and Jade Beutler, the Company’s former Chief Executive Officer, Jade Beutler is entitled to annual compensation in the amount of $240,000, payable in monthly consulting fees of $20,000. Jade Beutler resigned as Chief Executive Officer of the Company effective February 7, 2020, although he continues to serve as a consultant to the Company pursuant to the independent contractor agreement.

Pursuant to an offer letter dated October 1, 2019, Tu Diep, our President, is entitled to an annual base salary of $280,000, subject to review from time to time by the Board, and is eligible to participate in the Company’s employee benefit plans.

Pursuant to an offer letter dated November 1, 2019, Elena Traistaru, our Chief Financial Officer, is entitled to an annual base salary of $180,000, and is eligible to participate in the Company’s employee benefit plans. In addition, Ms. Traistaru is initially eligible to receive three months of severance if her employment is terminated by the Company without cause, and after three months of employment, she is eligible to receive six months of severance upon termination without cause.

Pursuant to an offer letter dated November 1, 2017, Stuart Hutchinson, our Vice President of Sales, is entitled to an annual base salary of $180,000, subject to review from time to time by the Board, and is eligible to participate in the Company’s employee benefit plans.

In January 2020, our Board approved a temporary compensation reduction and retention bonus program for the Company’s executive officers and certain other employees for the purpose of conserving cash prior to the completion of a material financing transaction. In connection with the program approved by the Board, the Company is entering into Temporary Compensation Reduction and Retention Bonus Agreements with its executive officers and certain other employees, in substantially the form attached hereto as Exhibit 6.12. Pursuant to these agreements, each employee’s monthly compensation will be temporarily reduced, and upon the completion of a material financing, as determined by the Board, the Company will pay such employee the difference between the compensation paid during the reduction period and the compensation the employee would have received if his or her compensation had not been reduced, plus interest at the rate of 1% per month, and the Company will grant the employee a certain number of stock options pursuant to the Company’s 2017 Plan.

In October 2019, our Board approved a compensation plan which provides for our directors to begin receiving compensation for their services on the Board. The compensation payable to our directors pursuant to such plan will accrue until the Company completes a material financing, as determined by the Board in its sole discretion. As noted above, we expect to begin compensating our directors for their services as directors using a portion of the proceeds from this Offering. Pursuant to the director compensation plan approved by the Board, each director is entitled to a $25,000 cash retainer for serving on the Board, as well as an initial grant of 100,000 stock options and an annual grant of 100,000 stock options pursuant to the Company’s 2017 Plan. The Chairman of the Board is entitled to an additional cash retainer of $10,000, the Chairman of the Audit Committee of the Board is entitled to an additional cash retainer of $10,000, the Chairman of the Compensation Committee of the Board is entitled to an additional cash retainer of $5,000, and the Chairman of the Nomination and Corporate Governance Committee of the Board is entitled to an additional cash retainer of $2,500. In addition, each member of the Audit Committee of the Board is entitled to an additional cash retainer of $2,500, each member of the Compensation Committee of the Board is entitled to an additional cash retainer of $1,250, and each member of the Nomination and Corporate Governance Committee of the Board is entitled to an additional cash retainer of $500.

All of our executive officers and directors are eligible to receive awards pursuant to the Company’s 2017 Plan. See “Securities Being Offered” below for a description of the Company’s 2017 Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock, as of February 12, 2020, held by (i) each person known to us to be the beneficial owner of more than 10% of any class of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers as a group. As of February 12, 2020, there were 6,250,000 shares of our Common Stock issued and outstanding. All share amounts set forth herein reflect the 1-for-1.712016 reverse stock split of the Company’s issued and outstanding Common Stock which occurred on December 20, 2019, reducing the number of issued and outstanding shares of Common Stock from 10,700,100 to 6,250,000.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to convertible securities, options, warrants and other rights which are currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such convertible securities, options, warrants or other rights for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular. Unless otherwise indicated, the business address of each person listed is c/o Emerald Health Bioceuticals Inc., 5910 Pacific Center Blvd., Ste. 300, San Diego, California 92121.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors and Officers:
All directors and named executive officers as a group	1,460,267 shares (1)	23%

Greater than 10% Securityholders:
Emerald Health Sciences Inc. 200-375 Water Street Vancouver, BC, V6B OM9 Canada	7,921,785 shares (2)	81%

(1)
Includes 584,107 shares of Common Stock held by Avtar Dhillon, the former President and Chairman of the Board of EHB, and 292,053 shares of Common Stock held by Jade Beutler, the former Chief Executive Officer of EHB. Avtar Dhillon resigned as President in June 2019 and as Chairman of the Board and a director in October 2019, and Jade Beutler resigned as Chief Executive Officer in February 2020.

(2)
Includes 4,380,859 shares of Common Stock, and 3,540,926 shares of Common Stock which may be acquired within 60 days upon conversion of the outstanding balance due under the loan agreement between the Company and EHS, at a conversion price of $2.00 per share, based on an outstanding balance of $7,081,852 in advances and accrued interest due under the loan agreement as of June 30, 2019.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment and consulting arrangements which are described under “Compensation of Directors and Executive Officers” above, during the last two completed fiscal years, there has not been, nor is there currently proposed, any transaction in which (i) we are or were a participant, (ii) the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and (iii) any of our directors, executive officers, holders of more than 10% of our Common Stock, or any immediate family member of any of the foregoing, had or will have a direct or indirect material interest.

In January 2017, we entered into a revolving loan agreement with EHS, our majority stockholder. Under the loan agreement, past advances and future advances, which we may draw down from time to time in one or more advances, will be evidenced by a demand grid promissory note (the “Note”) in the aggregate principal amount of the loan outstanding from time to time. The loan may be repaid by us or, at the option of EHS, converted by EHS into shares of the Company at a conversion price of $2.00 per share. The loan bears interest at 12% per annum, calculated semi-annually in advance. The Note is payable upon demand and includes no expiration date. As of June 30, 2019, we had an outstanding balance of $7,081,852 in advances and accrued interest due under the loan agreement. We have the ability to continue borrowing under this loan agreement; however, there is no guarantee of continued funding, as the amount and other terms of each advance must be approved by EHS. The Company may use a portion of the proceeds of the Offering to repay the outstanding amount under the loan agreement.

The Company and EHS are parties to an Independent Contractor Agreement dated June 1, 2019, pursuant to which EHS provides independent contractor services to the Company, as agreed upon from time to time by our Chief Executive Officer and EHS, and the Company pays to EHS a monthly fee as agreed upon by our Chief Executive Officer or Chief Financial Officer and the Chief Executive Officer or Chief Financial Officer of EHS. To date, we have not paid any fees to EHS pursuant to the Independent Contractor Agreement.

In April 2018 and July 2019, the Company entered into agreements with Emerald Health Biotechnology España (formerly known as VivaCell Biotechnology España), a scientific cannabinoid research and development company based in Córdoba, Spain, for research and development work related to the Company’s products, including the biological characterization of six active ingredients on specific targets of the ECS, and the biological evaluation of a combination of cannabinoids with PhytoCann® Complex ingredients. Emerald Health Biotechnology España is an indirect subsidiary of EHS. Pursuant to these agreements, the Company agreed to pay a total of approximately $12,500 and $25,000, respectively, to Emerald Health Biotechnology España for the research and development work performed, subject to adjustment based on the results of certain tasks.

In 2018, the Company worked with EHT to form EHN as a joint venture for the purpose of increasing product exposure in Canada. EHN was initially formed as a wholly-owned subsidiary of the Company in April 2018, although EHN had no active operations until January 2019 when EHT acquired a 51% equity interest in EHN and the Company acquired a 49% equity interest in EHN. In April 2018, the Company and EHT agreed to terms to form EHN as a joint venture that would allow EHT to distribute the Company’s products in Canada through EHN. Pursuant to the agreement, upon approval from the TSX Venture Exchange, EHT would invest up to $5,000,000 into EHN in exchange for 51% ownership of EHN. In November 2018, EHN entered into an agreement to purchase from GAB Innovations, Inc., a British Columbia corporation owned and operated by Gaetano Morello, the Chief Executive Officer and a director of the Company (“GAB”), certain assets used in GAB’s business of distributing natural health products, for approximately $340,000 CAD (or approximately $260,000 USD). In January 2019, upon receiving approval from the TSX Venture Exchange on January 10, 2019, the EHN and GAB transactions were consummated, EHT acquired a 51% ownership interest and control of EHN, and concurrently therewith the Board of Directors of EHN ratified the purchase of assets from GAB. Following the completion of this transaction, EHN was deconsolidated from the Company.
Effective February 1, 2019, the Company and EHN entered into a Master License and Distribution Agreement, pursuant to which the Company acquired a 49% equity interest in EHN and appointed EHN as the exclusive distributor of the Company’s products in Canada, granting EHN an exclusive license to distribute the licensed products in Canada during the term of the agreement. Pursuant to the agreement, the purchase price for the Company’s products is an amount equal to the Company’s manufacturing costs plus 10%, which may be amended by the Company from time to time, subject to certain conditions. The term of the agreement will continue until April 13, 2023, unless earlier terminated by either party for cause. Gaetano Morello, the Company’s Chief Executive Officer and a member of the Company’s Board, also serves as the Chief Executive Officer of EHN.

On December 20, 2019, the Company entered into an Independent Contractor Services Agreement with Dr. Avtar Dhillon, pursuant to which the Company engaged Dr. Dhillon as an independent contractor to provide corporate finance and strategic business advisory services, and agreed to pay Dr. Dhillon a monthly consulting fee of $10,000, accruing from the date of the agreement and payable upon the Company’s completion of a material financing, in the Board’s discretion. Dr. Dhillon is the former President and Chairman of the Board of the Company, and also serves as the Chief Executive Officer of EHS.

On January 29, 2020, the Company’s Board approved a loan arrangement whereby Avtar Dhillon, a former director and executive officer of the Company, Punit Dhillon, a director of the Company, and Gaetano Morello, the Chief Executive Officer and a director of the Company, each agreed to loan $25,000 to the Company, for total proceeds of $75,000, and the Company agreed to issue promissory notes reflecting such loans.

Three of our directors and our Chief Executive Officer are also on the board of directors of our majority stockholder, EHS.

We have also entered into indemnification agreements with each of our directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director to the fullest extent permitted by law against liabilities that may arise by reason of his or her service for the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources, so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transactions.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Certificate of Incorporation, and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue one class of stock. The Company is authorized to 20,000,000 shares of Common Stock. As of the date of this Offering Circular, there are 6,250,000 shares of the Company’s Common Stock issued and outstanding (following the 1-for-1.712016 reverse stock split of the Company’s issued and outstanding Common Stock which occurred on December 20, 2019), and 937,500 shares of Common Stock (equal to 15% of the issued and outstanding shares of Common Stock) are reserved for issuance under our 2017 Plan. As of the date of this Offering Circular, there are no outstanding options or other awards granted pursuant to the 2017 Plan.

Common Stock Voting

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

Dividends

The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board in its sole discretion, subject to provisions of applicable law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Company’s Common Stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Delaware Anti-Takeover Statute

We may become subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Equity Incentive Plan

Compensation of Directors and Executive Officers

Each of our executive officers and directors listed above is eligible to receive equity compensation at the discretion of our Board. Upon completion of this Offering, our executive officers and directors will be eligible to receive equity awards under our equity incentive plans at any time at the discretion of our Board.

2017 Plan

We adopted the 2017 Plan on November 1, 2017. The 2017 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock and cash-based awards as determined by the plan administrator. Shares issued under the 2017 Plan will be shares of our Common Stock. Incentive stock options may be granted only to our employees and employees of any parent or subsidiary corporation. All other awards may be granted to our employees, directors or consultants and to employees, directors or consultants of any affiliated entity.

Share Reserve

We currently have reserved 937,500 shares of our Common Stock (equal to 15% of the issued and outstanding shares of Common Stock) for issuance pursuant to awards under the 2017 Plan. In general, shares subject to awards granted under the 2017 Plan that are not issued or that are returned to us, for example, because the award is forfeited, the shares are retained by us in satisfaction of amounts owed with respect to an award or the shares are surrendered in payment of an exercise or purchase price or tax withholding, will again become available for awards under the 2017 Plan.

Administration

Our Board, or a committee of the Board designated by the Board, will administer the 2017 Plan. The administrator has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the 2017 Plan and the award agreements. The administrator also has the authority to reduce the exercise prices of outstanding stock options and the base appreciation amount of any stock appreciation right if the exercise price or base appreciation amount exceeds the fair market value of the underlying shares, and to cancel such options and stock appreciation rights in exchange for new awards, in each case without stockholder approval.

Stock Options

The 2017 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code and non-qualified stock options. The exercise price of all options granted under the 2017 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed 10 years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. After the continuous service of an option recipient terminates, the recipient’s options may be exercised, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights

The 2017 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the base appreciation amount used to determine the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. After the continuous service of a recipient of a stock appreciation right terminates, the recipient’s stock appreciation right may be exercised, to the extent vested, only to the extent provided in the recipient’s award agreement.

Restricted Stock Awards

The 2017 Plan allows for the grant of restricted stock awards. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting that it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Shares of restricted stock that do not vest are subject to repurchase or forfeiture.

Restricted Stock Units

The 2017 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, or restrictions and conditions to payment, that it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. The administrator may specify in an award agreement that earned restricted stock units may be settled in shares of our Common Stock, other securities, cash or a combination thereof.

Terms of Awards

The administrator of the 2017 Plan determines the provisions, terms and conditions of each award, including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

Performance Criteria

The 2017 Plan includes the following performance criteria that may be considered, individually or in combination, by the administrator: (i) increase in share price; (ii) earnings per share; (iii) total stockholder return, (iv) return on equity, (v) return on assets, (vi) return on investment; (vii) net operating income, (viii) cash flow, (ix) revenue; (x) economic value added, (xi) personal management objectives; or (xii) other measures of performance selected by the administrator.

Transferability of Awards

The 2017 Plan allows for the transfer of awards under the 2017 Plan only (i) by will, (ii) by the laws of descent and distribution, and (iii) for awards other than incentive stock options, to the extent and in the manner authorized by the administrator by gift or pursuant to a domestic relations order to members of the grantee’s immediate family. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent enlargement of the benefits or potential benefits available under the 2017 Plan, the administrator will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2017 Plan and any other terms that the administrator determines require adjustment.

Changes in Control

The 2017 Plan provides that in the event of a corporate transaction, as such term is defined in the 2017 Plan, each outstanding award, to the extent not assumed or replaced, will automatically vest and become exercisable or be released from restrictions on transfer or forfeiture rights. To the extent outstanding awards are assumed or replaced in the event of a corporate transaction, each award will automatically vest and become exercisable or be released from restrictions on transfer or forfeiture rights if the holder’s employment is terminated without cause or for good reason (as such terms are defined in the 2017 Plan) within 12 months after the corporate transaction. In the event of a change in control, each award will automatically vest and become exercisable or be released from restrictions on transfer or forfeiture rights if the holder’s employment is terminated without cause or for good reason (as such terms are defined in the 2017 Plan) within 12 months after the change in control.

Plan Amendments and Termination

The 2017 Plan will automatically terminate 10 years following the date it becomes effective, unless it is terminated sooner. In addition, the Board has the authority to amend, suspend or terminate the 2017 Plan, subject to stockholder approval in the event such approval is required by applicable law, provided that any such action shall not adversely affect the rights under any outstanding award.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Absence of Public Market

The Company, which currently has eight (8) stockholders, is an alternative reporting company under Regulation A+, Tier 2 of the Securities Act. There is no public trading market for the Common Stock of the Company. The Company expects, as an alternative reporting company, to qualify its Common Stock for quotation on the NASDAQ or OTCBB (the Over the Counter Bulletin Board) or other secondary market for which the Company’s Common Stock may then qualify, in the discretion of the Board. (See Risk Factors starting on page 8.)

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The SEC maintains an Internet website that contains reports and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART F/S

EMERALD HEALTH BIOCEUTICALS INC.
INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements
As of and for the years ended December 31, 2018 and 2017

Unaudited Condensed Consolidated Financial Statements
As of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018

Emerald Health Bioceuticals, Inc.
Financial Statements
As of and for the years ended December 31, 2018 and 2017

Emerald Health Bioceuticals, Inc.
Financial Statements
As of and for the years ended December 31, 2018 and 2017

INDEPENDENT AUDITORS' REPORT
To the Board of Directors of Emerald Health Bioceuticals, Inc.
We have audited the accompanying consolidated financial statements of Emerald Health Bioceuticals, Inc. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence that we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Emerald Health Bioceuticals, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit and has not generated sufficient revenues to cover operating costs, and has stated that substantial doubt exists about its ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
/s/DELOITTE & TOUCHE LLP
Costa Mesa, California

February 14, 2020

EMERALD HEALTH BIOCEUTICALS
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$91,384	$34,441
Accounts receivable, net	44,877	36,229
Inventory	284,993	133,786
Prepaid expenses	135,038	35,331
Other current assets	6,405	3,750
TOTAL CURRENT ASSETS	562,697	243,537

LONG TERM ASSETS
Property and equipment, net	5,911	1,950

TOTAL ASSETS	$568,608	$245,487

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$154,876	$121,049
Related party note	4,686,907	1,744,398
TOTAL CURRENT LIABILITIES	4,841,783	1,865,447

TOTAL LIABILITIES	4,841,783	1,865,447

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.01 par value; 20,000,000 shares authorized at December 31, 2018 and 2017; 6,250,000 shares issued and outstanding at December 31, 2018 and 2017	62,500	62,500
Additional paid in capital	58,523	58,523
Accumulated deficit	(4,394,198)	(1,740,983)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(4,273,175)	(1,619,960)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$568,608	$245,487

The accompanying notes are an integral part of these consolidated financial statements.

EMERALD HEALTH BIOCEUTICALS
CONSOLIDATED STATEMENTS OF OPERATIONS

	For year ended December 31, 2018	For the year ended December 31, 2017
Net sales	$678,209	$121,533

Cost of sales	(376,223)	(50,334)

GROSS PROFIT	301,986	71,199

OPERATING EXPENSES
Sales and marketing	(664,222)	(243,493)
General and administrative	(1,830,994)	(1,241,645)
Research and development	(42,053)	(2,242)
TOTAL OPERATING EXPENSES	(2,537,269)	(1,487,380)

OPERATING LOSS	(2,235,283)	(1,416,181)

OTHER INCOME (EXPENSES)
Interest expense	(417,929)	(148,536)
Other income (expense), net	(3)	(4,325)
TOTAL OTHER EXPENSES, net	(417,932)	(152,861)

NET LOSS	$(2,653,215)	$(1,569,042)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	6,250,000	2,912,959

Loss per common share
Basic and diluted	$(0.42)	$(0.54)

The accompanying notes are an integral part of these consolidated financial statements.

EMERALD HEALTH BIOCEUTICALS
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common shares	Common stock	APIC	Accumulated deficit	Total
January 1, 2017	-	$-	-	$(171,941)	$(171,941)
Common shares issued	6,250,000	62,500	58,523	-	121,023
Net loss	-	-	-	(1,569,042)	(1,569,042)
December 31, 2017	6,250,000	$62,500	58,523	$(1,740,983)	$(1,619,960)
Common shares issued	-	-	-	-	-
Net loss	-	-	-	(2,653,215)	(2,653,215)
December 31, 2018	6,250,000	$62,500	58,523	$(4,394,198)	$(4,273,175)

The accompanying notes are an integral part of these consolidated financial statements.

EMERALD HEALTH BIOCEUTICALS
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2018	For the Year Ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,653,215)	$(1,569,042)
Adjustments required to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	24,770	–
Depreciation	1,118	471
Equity compensation in parent	129,590	48,268
Common stock issued for services	–	32,001
Changes in operating assets and liabilities:
Accounts receivable	(33,418)	(36,229)
Inventory	(151,208)	(133,785)
Prepaid expenses	(99,707)	78,248
Other current assets	(2,655)	(3,750)
Accounts payable and accrued liabilities	23,489	120,385
Accrued interest	417,929	148,536
Unearned revenue	10,339	664

NET CASH USED IN OPERATING ACTIVITIES	(2,332,968)	(1,314,233)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property & equipment	(5,079)	(2,421)

NET CASH USED IN INVESTING ACTIVITIES	(5,079)	(2,421)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issuance	–	89,022
Borrowings from related party note	2,573,876	1,410,008
Payments on related party note	(178,886)	(147,935)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,394,990	1,351,095

NET CHANGE IN CASH	56,943	34,441

CASH AT BEGINNING OF PERIOD	34,441	–
CASH AT END OF PERIOD	$91,384	$34,441

The accompanying notes are an integral part of these consolidated financial statements.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements

NOTE 1– ORGANIZATION AND DESCRIPTION OF BUSINESS
Emerald Health Bioceuticals, (“the Company” or “EHB”), a Delaware corporation, is a natural health product company, developing health supplements that target the endocannabinoid system (“ECS”) using an award-winning, condition specific line of products using their proprietary PhytoCann® Complex, a cannabis-free blend of naturally occurring compounds found in a variety of plants (“phytocannabinoids”).  The Company’s products work synergistically to support the ECS, provide the ECS with raw materials needed for the body to produce endocannabinoids naturally, support the body’s receptor sites, and regulate the breakdown of endocannabinoids to prolong their use in the body.  EHB uses only non-cannabis-derived phytocannabinoids in its (“Products”), which are marketed as an alternative to CBD.
The Company was incorporated on March 27, 2015 under the laws of the State of Delaware under the name Emerald Health Sciences Inc. The Company changed its name to Emerald Health Nutraceuticals Inc. by filing a Certificate of Amendment to its Certificate of Incorporation on May 19, 2015, and subsequently changed its name to Emerald Health Bioceuticals Inc. pursuant to a Certificate of Amendment filed February 22, 2017. Pursuant to the Amended and Restated Certificate of Incorporation of the Company filed July 10, 2017, the Company is authorized to issue 20,000,000 shares of Common Stock. There are 6,250,000 shares of Common Stock issued and outstanding, after giving effect to the 1-for-1.712016 reverse stock split of all the issued and outstanding shares of Common Stock which occurred on December 20, 2019. The reverse stock split has been reflected as of the earliest date presented in the accompanying financial statements.
In April 2018, the Company established a wholly owned subsidiary in Canada, Emerald Health Naturals (“EHN”) for the purpose of increasing product exposure within Canada.  Emerald Health Therapeutics, (“EHT”), a sister company to EHB, invested in EHN in January 2019, after which time EHN began operations.  Refer to Notes 9 and 13 for details.
Concentration of risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, include accounts receivable from distributors, included in accounts receivable on the consolidated balance sheets.  Three customers held 6.8%, 7.1%, and 19.3% of total accounts receivable as of December 31, 2018. Two customers held 8.3% and 5.5% of total accounts receivable as of December 31, 2017.  Sales to a single customer comprised 9.4% of total sales in the year ended December 31, 2018.  Sales to any single customer comprised less than 5% of total sales in the year ended December 31, 2017.
During the years ended December 31, 2018 and 2017, the Company purchased all its inventory from a single supplier.
The Company is subject to concentrations of credit risk associated with cash and cash equivalents.
The Company maintains deposits at federally insured financial institutions, and at times holds cash balances in excess of Federal Deposit Insurance Corporation limits.  The Company has not experienced losses in such accounts and management believes it is not exposed to significant credit risk due to the financial position of the institutions where such deposits are held.
NOTE 2 – GOING CONCERN
The Company's financial statements have been prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of the date of these financial statements, the Company had an accumulated deficit of $4,394,198 and has generated revenues which to date have been insufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans to address these issues includes, (a) continuing to exercise tight cost controls to conserve cash, (b) obtaining additional financing, (c) identifying and executing on additional revenue generating opportunities. Although management believes such plans, if executed, should provide the Company with financing to meet its needs, successful completion of such plans is dependent on factors outside the Company’s control.  As such, management cannot conclude that it is probable that such plans will be effectively implemented within one year after the date that these consolidated financial statements are issued. As a result, management has concluded that the aforementioned conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.   The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying consolidated financial statements of the Company have been prepared pursuant to the rules and are in accordance with U.S. GAAP.  The Company has a December 31 fiscal year end.  The consolidated financial statements as of December 31, 2018 include the accounts of the Company and its wholly owned subsidiary, EHN.  All intercompany balances and transactions have been eliminated in consolidation.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. The Company bases its estimates on historical experience and various other assumptions reasonable under the circumstances. The Company has made estimates of chargebacks from distributors, uncollectible accounts receivable, valuation allowance of its deferred tax assets, and inventory obsolescence, where (“chargebacks”) are defined as amounts distributors are contractually able to deduct from cash remittances to the Company, including discounts extended to retailers, product returns, and certain marketing efforts undertaken on behalf of the Company.  The Company reviews its estimates on an ongoing basis to ensure such estimates continue to appropriately reflect changes in facts and circumstances or as new information becomes available.  Actual financial results may vary from such estimates.
Cash and cash equivalents
Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.
Accounts receivable
The Company extends payment terms to certain retailers and distributors of its Products.  Accounts receivable are presented net of estimated chargebacks from distributors and allowances for doubtful accounts.
Inventory
The Company launched the sales of its Products in 2017. The Company adopted first-in-first-out (FIFO) as its inventory valuation method and reports inventory at the lower of cost or net realizable value, which contemplates the expiration of the Products. The balance of $284,993 and $133,786 as of December 31, 2018 and 2017, respectively, included finished product ready for sale.
Property and equipment
The total acquisition costs of assets includes the purchase costs or production costs plus the incidental expenses incurred to have the items delivered, installed, licensed or to render as fully and legally operational for their use in the company’s business operations. The company allocates the cost of its capitalized fixed assets over the years of their estimated useful life by using the straight-line depreciation method as follows:
Asset	Estimated useful life
Office Furniture and Equipment	7 Years
Computer Equipment	3 Years
Computer Software	3 Years
Leasehold Improvements	Lesser of 10 Years or period of lease
Vehicles	5 Years

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
Impairment of Long-lived Assets
The Company reviews property and equipment for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss would be recognized when estimated future undiscounted cash flows relating to the asset or asset group are less than its carrying amount. An impairment loss is measured as the amount by which the carrying amount of an asset or asset group exceeds its fair value. While the Company’s current and historical operating losses and negative cash flows are possible indicators of impairment, management believes that future cash flows to be generated by these assets support the carrying value of its long-lived assets and, accordingly, did not recognize any impairment losses during the years ended December 31, 2018 and 2017.
Revenue
The Company generates revenue from the sale of its Products to distributors, retailers, and consumers.  Pursuant to Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”), early-adopted January 1, 2017 using the full retrospective method, the Company identified a single performance obligation in each of its contracts: the delivery of Product pursuant to purchase orders.  The Company recognizes revenue at a point in time upon satisfaction of the performance obligation in an amount that reflects the consideration to which the Company expects to be entitled.  The Company constrains its estimates of variable consideration due to chargebacks based on the most likely amount expected to be received.  Refer to Note 8 for details.
Cost of sales
The Company includes the cost of inventory sold, costs of third-party warehousing and fulfillment costs, and supply chain costs within cost of sales.
Research and Development
Research and development costs are charged to expense as incurred. Research and development expenses to date consist primarily of contract research fees and consultant fees.
Stock-Based Compensation
The Company accounts for stock option awards in accordance with ASC Topic 718 – Compensation-Stock Compensation (“ASC 718”). Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
Income taxes
Deferred income tax assets and liabilities are recorded in accordance with the liability method. Deferred income taxes have been provided for temporary differences between the tax bases and financial reporting bases of the Company’s assets and liabilities using the tax rates and laws in effect for the periods in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  As of December 31, 2018 and 2017, the deferred tax asset was fully reserved.
The Tax Cut and Jobs Act of 2017 (“Tax Act”) was enacted on December 22, 2017, reducing the statutory federal income tax rate from 35% to 21%, effective January 1, 2018. As required, the Company determined the effects of tax reform and recorded a provisional amount in the year ended December 31, 2017 and final amount in the year ended December 31, 2018. The Company expects no further impacts resulting from the Tax Cut and Jobs Act of 2017.  Shortly after the Tax Act was enacted, the SEC issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act ("SAB 118"), which provides guidance on accounting for the impact of the Tax Act. SAB 118 provides a measurement period, during which a company acting in good faith may complete the accounting for the impacts of the Tax Act under ASC Topic 740. The Company did not record additional expense related to the transition.  No other significant adjustments were made related to the Tax Act.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
The Company accounts for tax positions based on the provisions of the accounting literature related to accounting for uncertainty in income tax positions. Such literature provides guidance for the recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For tax positions that are not more likely than not sustainable upon audit, the Company recognizes the largest amount of the benefit that is more likely than not to be sustained. The Company makes estimates of the potential liability based on our assessment of all potential tax exposures. In addition, the Company uses factors such as applicable tax laws and regulations, current information and past experience with similar issues to make these assessments. The tax positions are analyzed regularly, and adjustments are made as events occur that warrant adjustments for those positions. These tax positions were not significant for the years ended December 31, 2018 and 2017.
For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations. The Company does not have any uncertain tax positions as of December 31, 2018 or December 31, 2017.
Loss per common share
Basic loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.
Diluted loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options and warrants. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common shares can result in a greater dilutive effect from potentially dilutive securities.
For the years ended December 31, 2018 and 2017, the Company did not have potentially dilutive securities (options, warrants, and conversion features) outstanding for the purpose of calculating diluted earnings per share.
	Years ended December 31,
	2018	2017
Net loss	$(2,653,215)	$(1,569,042)
Weighted average common shares outstanding	6,250,000	2,912,959
Loss per common share	$(0.42)	$(0.54)

Fair Value Measurements
The Company does not have any financial assets and liabilities reported at fair value on a recurring basis. The carrying amounts of the Company’s financial instruments including cash and cash equivalents, accounts receivable, net, accounts payable and accrued expenses approximate fair value due to the short-term nature of those instruments. Due to the related party nature of the related party note, management has concluded that its fair value is not reasonably determinable.
The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.
Level 3—Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.
Business Segments
The Company operates within the United States in one business segment, which is dedicated to the sale of natural health products.
Recent accounting pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 (updated by ASU 2017-13 and ASU 2018-01) provides guidance for lessees and lessors and requires a right-of-use asset and a lease liability to be recognized in the consolidated balance sheet. Disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. As such, qualitative disclosures and specific quantitative disclosures are required.  The Company plans to adopt the guidance using the optional transition method approved by the FASB under which the effective date is the date of initial application. ASU 2016-02 is effective for fiscal years beginning after December 15, 2020 with early adoption permitted. The Company is evaluating the impact to the consolidated financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit losses (“ASU 2016-13”).  The objective of ASU 2016-13 is to provide users with more decision-useful information regarding expected credit losses on financial instruments held by a reporting entity at each reporting date by replacing legacy U.S. GAAP with a methodology that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.  ASU 2016-13 is effective for fiscal years beginning after December 15, 2022 with early adoption permitted for fiscal years beginning after December 15, 2018 and a modified retrospective approach is required for the transition.  The Company is evaluating the impact on its financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718) (“ASU 2018-07”). ASU 2018-07 provides for improvements to nonemployee share-based payment accounting by expanding the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The awards will be measured at grant date, consistent with accounting for employee share-based payment awards. The measurement date has been redefined as the date at which the grantor and grantee reach a mutual understanding of the key terms and conditions of the award. The requirement to reassess classification of equity-classified awards upon vesting has been eliminated. The Company adopted ASU 2018-07 as of July 1, 2019 for the purpose of measuring compensation expense associated with options issued by EHS.  ASU 2018-07 did not have a material impact on the Company’s financial statements.
NOTE 4 – PREPAID EXPENSES
Prepaid expenses consist of the following:
	December 31, 2018	December 31, 2017
Advertising, tradeshows & expos	$44,517	$13,788
Marketing materials	39,662	13,796
Inventory deposit	32,018	-
Lease deposit	-	2,500
Insurance	17,032	5,247
Other	1,809	-
Total prepaid expenses	$135,038	$35,331

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
	December 31, 2018	December 31, 2017
Computer equipment and software	$7,500	$2,421
Less accumulated depreciation	(1,589)	(471)
Property and equipment, net	$5,911	$1,950

Depreciation expense for the years ended December 31, 2018 and 2017 was $1,118 and $471, respectively.
NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accrued liabilities consist of the following:
	December 31, 2018	December 31, 2017
Accounts payable	$81,433	$102,655
Service providers	29,454	9,443
Chargebacks from distribution agreement	27,487	-
Unearned revenue	11,003	664
Accrued employee expenses	-	5,405
Sales tax payable	4,539	-
Sales returns reserve	960	1,266
Other accrued expenses	-	1,616
Total accounts payable and accrued liabilities	$154,876	$121,049
Unearned revenue arises from sales in transit at the reporting date.  The Company’s shipping terms are typically FOB destination.  Accordingly, the Company defers cash received for the sale of Products until the Products are delivered and the Company’s performance obligation is satisfied.  Refer to Note 8 for additional details.
NOTE 7 – RELATED PARTY NOTE AND RELATED PARTY TRANSACTIONS
Transactions between the Company and its affiliates commonly occur in the normal course of business.  These transactions include allocation of corporate costs, allocation of certain payroll and contractor fees, related party sales, and non-cash share-based compensation.
Emerald Health Sciences
Since inception, the Company has received advances from EHS to fund its operations. In January 2017, the Company and EHS entered a revolving loan agreement. Under the loan, past advances and future advances, which the Company may draw down from time to time in one or more advances, will be evidenced by a demand grid promissory note (the Note).  The Note will be revised to reflect the aggregate principal amount outstanding as of the date of each advance or repayment.
Costs incurred by EHS and its wholly owned subsidiaries on behalf of the Company are added to the principal balance.  Such costs may be directly related to the operations of EHB or may be allocated among various Emerald entities based on factors related to specific charges.  Such expenses are presented within general and administrative expense in the Company’s consolidated statement of operations.
Management believes the allocation of costs from EHS is a fair and reasonable reflection of the utilization of the services provided to, or benefit received by, the Company during the periods presented. The allocations may not, however, reflect the expense the Company would have incurred as an independent company for the periods presented.
The Note may be repaid by the Company or converted by EHS into shares of EHB at $2.00 per share or at a price to be equally agreed to between EHS and the Company. The Note bears interest at 12% per annum, calculated semi-annually. The Note is payable upon demand and has no expiration date. As of December 31, 2018 and 2017, $4,686,907 and $1,744,398, respectively, was due to EHS under the Note.  Accrued interest is presented within related party note in the Company’s consolidated balance sheet.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
The conversion feature of the Note is not considered an embedded derivative as there are no provisions for net settlement nor is there a means for EHS to receive an asset that puts EHS in a position not substantially different from net settlement.
The Note also reflects amounts of equity-based compensation issued to a certain contractor engaged by the Company.  The contractor has a contractual right to receive stock-based compensation in the form of EHS stock options, and the options are fully vested at the grant date.  In the years ended December 31, 2018 and 2017, the consultant was awarded 50,000 and 25,000 stock options, respectively.  The compensation expense is recognized by the Company within general and administrative expense in the Company’s consolidated statement of operations as the Company is the entity benefiting from the services of the contractor.
The Black-Scholes assumptions used to estimate the fair value of the awards are as follows:
	2018 awards	2017 awards
Stock price	4.00	3.00
Strike price	4.00	3.00
Expected term	5 years	5 years
Expected volatility	80%	80%
Risk-free rate	2.1%	1.6%

Volatility was estimated by using the historical volatility of other companies that EHS considers comparable that have similar trading and volatility history as well as the volatility of its controlled subsidiary, EHT. The expected life in years represents the period of time that options granted are expected to be outstanding. The risk free rate is based on Canada government bonds with a remaining term equal to the expected life of the options.
The following presents a reconciliation of the Note balance:
	December 31, 2018	December 31, 2017
Beginning balance	$1,744,398	$285,521
Cash draws	120,916	319,801
Direct and allocation of corporate costs	2,452,960	1,090,207
Payments	(178,886)	(147,935)
Equity compensation	129,590	48,268
Accrued interest	417,929	148,536
Ending balance	$4,686,907	$1,744,398

VivaCell
In April 2018, the Company entered into an agreement with a related party, VivaCell Biotechnology España S.L. (“VivaCell”), to determine the biological characterization of six active ingredients on specific targets of the endocannabinoid system.  The consideration stated in the contract was $12,524. The amount expensed as of December 31, 2018 is not material.
Emerald Health Naturals
In April 2018, the Company established EHN for the purpose of expanding the market for its products and participating in the success of the joint venture.  EHN did not begin operations until 2019.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
NOTE 8 - REVENUE RECOGNITION
The Company recognizes revenue from sales of its Products to customers, which include distributors and retailers, as well as individual consumers through its website.  Contracts are generally in the form of purchase orders and the Company applies the revenue standard to retailers and individual consumers as a portfolio as the Company reasonably expects the effect on the financial statements of applying the guidance to portfolios of similar contracts does not differ materially from applying the guidance individually to contracts within the portfolios.
Revenue is recognized in an amount that reflects the consideration to which the Company expects to be entitled, when the Company satisfies the terms of the purchase order from the customer and transfers control of the Products ordered.  Control is transferred at a point in time when the products are delivered to the customers as, at such time, the Company has a present right to payment for the Products, the customer has legal title to the Products, physical possession of the Products is transferred, and the customer has the significant risks and rewards of owning the Products.
Delivery is typically FOB destination (i.e., title does not transfer until the Products are delivered) and is assumed to be five days after shipment of the Product from the warehouse.  Sales taxes that may be collected in connection with the transaction are withheld and remitted to the appropriate taxing authorities and are not included within revenue.  The Company considers shipping and handling costs as fulfillment costs and does not consider such activities as a separate performance obligation. When applicable, the Company is responsible for shipment and delivery of the merchandise, even when using a third-party shipping company.
Due to the short-term nature of the Company’s contracts with customers, incremental costs of obtaining or fulfilling a contract are recognized as an expense when incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less.  Remaining performance obligations at the end of each reporting period is immaterial and contracts do not have a significant financing component.
The Company recognizes revenue based on the amount of consideration it expects to receive from its customers.
The revenue recognized is the sales price adjusted for estimates of variable consideration, including refunds and chargebacks.
Distribution agreement
The Company entered into an agreement with a large distributor of food products in October 2018. The Company sells its products to the distributor at wholesale prices with payment terms of net 60 days.  Contracts are in the form of purchase orders and the revenue standard is applied to all purchase orders as a portfolio.
The distributor has the right to deduct chargebacks from amounts owed to the Company at the wholesale price.    In the event any such deduction cannot be made from amounts owed to the Company (i.e., the amount of the chargebacks exceeds the current amount due), the distributor has the right to collect such amounts from the Company. Accordingly, the Company records the distributor’s accounts receivable net of chargebacks and records a liability when the aggregate chargeback amount exceeds the distributor’s accounts receivable balance.  As of December 31, 2018, the Company recognized a chargeback liability of $27,487 presented within accounts payable and accrued liabilities on the consolidated balance sheet.  To the extent the chargebacks are related to discounts or product returns, the Company records a reduction of revenue.
The distribution agreement includes a contract for marketing efforts to be undertaken by the distributor on behalf of the Company. The Company records this marketing expense with respect to consideration payable to a customer within general and administrative expenses.  The Company obtains a discrete benefit from the marketing efforts as such services are separately identifiable from other promises in the contract and are unrelated to the purchase of products.  The marketing services are charged to the Company at fair value. As of December 31, 2018, the Company had recognized no such expense.

In the year ended December 31, 2018, net revenue recognized related to sales to the distributor totaled $277,362.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
NOTE 9 - EMERALD HEALTH NATURALS
In April 2018, EHN was established with the issuance of one share of common stock to the Company.  The creation of EHN was driven by the Board of EHT, however, as EHT was considering methods of expanding its profile and brand into Canada.  EHT received permission for the investment in EHN from the TSX Venture Exchange on January 10, 2019.
EHN appointed five Board members as of April 12, 2018.  One member ceased as of November 28, 2018, after which time the composition of the Board has remained unchanged.  As of January 10, 2019, EHN memorialized in its Articles of Incorporation that it will have four Directors, two of which will be nominated by EHT and two of which will be nominated by EHB.
On January 10, 2019, EHT invested $3,779,430 into EHN in exchange for 5,100,000 shares of EHN common shares.  Concurrently, the original share issued to the Company was repurchased. EHB entered into a license and distribution agreement dated February 1, 2019 in exchange for 4,900,000 shares of EHN common stock.  This resulted in EHT holding 51% of the total equity of EHN and the Company holding 49% of the equity of EHN.
In November 2018, EHN entered into an agreement to purchase assets from a related party GAB Innovations, Inc. (“GAB”).  The agreement was ratified by the Board of EHN on January 10, 2019, immediately after the deconsolidation of EHN by the Company due to EHT’s investment, as discussed further in Note 13. Further, upon ratification, control of GAB assets transferred to EHN for total consideration of $ 257,001.  The owner and operator of GAB was a director of EHB and the CEO of EHN at the time of the acquisition.
As EHB owned 100% of the outstanding equity as of December 31, 2018, the Company concluded EHB would consolidate EHN for financial reporting purposes for the 2018 fiscal year.  Refer to Note 13 for details of the January 10, 2019 investment by EHT and subsequent deconsolidation of EHN.
NOTE 10 – CAPITALIZATION
The total number of shares of all classes of stock the Company is authorized to issue is 20,000,000 shares of $0.01 par value per share Common Stock, of which 6,250,000 and 6,250,000 shares were issued outstanding as of December 31, 2018, and December 31, 2017, respectively.
NOTE 11 - INCOME TAX
For the years ended December 31, 2018 and 2017, the Company's pretax loss from operations was subject to taxes in the following jurisdictions:
	December 31, 2018	December 31, 2017
U.S. Domestic	2,653,215	1,569,042
Pretax loss from operations	2,653,215	1,569,042
For the years ended December 31, 2018 and 2017, the provision for income taxes from continuing operations consisted of the following:
	December 31, 2018	December 31, 2017
Provision for income tax (benefit) at statutory rates	(557,343)	(533,474)
State income tax, net of federal benefit	(186,671)	(89,421)
Permanent items	2,087	12,375
Tax cuts and jobs act	-	200,270
Change in valuation allowance	741,927	410,250
Provision for income taxes(benefit)	-	-

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
Significant components of the Company's deferred tax assets as of December 31, 2018 and 2017 are shown below
Deferred Tax Assets:	December 31, 2018	December 31, 2017
Net operating losses	969,776	401,925
Accrued interest	158,517	41,566
Stock-based compensation	65,269	16,846
Accrued expenses	2,194	571
Other, net	18,139	1,434
Total deferred tax asset:	1,213,895	462,342
Valuation Allowance	(1,212,850)	(462,338)
Deferred Tax Liability:
Fixed Assets & Intangibles	(1,045)	(4)
Net deferred tax asset	-	-

A full valuation allowance has been established to offset the deferred tax assets as management cannot conclude that realization of such assets is more likely than not.  Under the Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of our net operating loss and research tax credit carryforwards to offset taxable income may be limited based on cumulative changes in ownership.
The valuation allowance increased by $741,927 for the year ended December 31, 2018.
As of December 31, 2018, the Company had federal, state, and foreign net operating loss carryforwards of approximately $3.5 million, $3.4 million, and $0, respectively, available to reduce future taxable income, if any. The federal net operating loss carryforwards generated prior to 2018 begin to expire in 2035 if not previously utilized.  The federal net operating loss carryforward generated in 2018 of $2.0 million will carryforward indefinitely and be available to offset up to 80% of future taxable income.  The state and foreign net operating loss carryforwards begin to expire in 2037 and 2038 if not previously utilized.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act made broad and complex changes to the U.S. tax code including, but not limited to, (1) reducing the U.S. federal corporate tax rate to a flat 21% beginning with the year ended December 31, 2018, (2) changing rules related to the carryforward periods and limitations on future utilization of NOL generated in tax years beginning after December 31, 2017, (3) eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized, (4) extending bonus depreciation that will allow for full expensing of qualified property, and (5) modifying existing rules relating to the deductibility of interest expense.
We recognized the effect of the tax law change in the period of enactment, including remeasuring our U.S. deferred tax assets and liabilities from a rate of 34% to the rate at which they are expected to reverse in the future of 21%.  As a result of the remeasurement, the Company recorded a decrease in the deferred tax asset balance of approximately $202,000. Due to the corresponding valuation allowance fully offsetting deferred taxes, there was no impact on the effective tax rate.   As of December 31, 2018, the Company has completed its accounting for the income tax effects of the Tax Act.
As of December 31, 2018 and 2017, the Company had no unrecognized tax benefits.  The Company does not foresee material changes to its liability for unrecognized tax benefits within the next twelve months.
The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company's balance sheets as of December 31, 2018 or 2017 and has not recognized interest or penalties in the statement of operations for the year ended December 31, 2018 or 2017.
A penalty abatement has been requested from the Internal Revenue Service in connection with the late filing of Emerald Health Bioceuticals’ 2015 and 2016 Forms 5472, Information Return of a 25% Foreign-Owned U.S. Corporation or a Foreign Corporation Engaged in a U.S. Trade or Business.  The Company has not accrued the expense as it determined it is probable the abatement will be granted.
The Company is not under examination by the Internal Revenue Service or any state or foreign tax authority.  As of December 31, 2018, the Company's federal and state returns from inception remain open to adjustment due to the carryforward of net operating losses.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
NOTE 12 - COMMITMENTS AND CONTINGENCIES
From time to time, the Company may be involved in disputes, including litigation, relating to claims arising from operations in the normal course of business. Any of these claims could subject the Company to costly legal expenses.  While management generally believes that there is adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of such awards could have a material adverse effect on the consolidated results of operations and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. The Company is not currently a party to any legal proceedings that, in the opinion of management, have a probable and estimable impact on the financial statements.
The Company has not entered into a leasing arrangement for its office space as of December 31, 2018.  A related party entity entered into a two-year lease agreement in May 2018 for 3,795 square feet of office space shared by three other subsidiaries of EHS.  The lease expense is allocated between the entities based on headcount and is adjusted from time to time as staffing changes occur.  The Company does not have a minimum future lease payment under the arrangement.  The Company recognized $16,380 and $16,804 in the years ended December 31, 2018 and 2017, respectively.
NOTE 13 - SUBSEQUENT EVENTS
The Company evaluated events subsequent to December 31, 2018 through February 14, 2020, which was the date the financial statements were issued:
Emerald Health Naturals
Mechanics of the transaction
On January 10, 2019, EHT obtained permission from the TSX Venture Exchange to enter into a joint venture with the Company to invest in EHN.  EHT invested $3,779,430 in exchange for 5,100,000 shares of EHN common stock.   In consideration for 4,900,000 EHN shares issued to EHB, in February 2019, the Company entered into a master license and distribution agreement with EHN whereby EHN was appointed as the exclusive distributor of the Company’s Products in Canada, given a license to use the Company’s trademarks with respect to the Products, and given the right to sublicense the intellectual property relevant to the Products, other than the Company’s trademarks.  EHN will purchase Products from the Company at a price equal to the Company’s manufacturing costs plus 10%.
Deconsolidation
Upon the issuance of the common stock on January 10, 2019, the Company conducted an analysis to determine which reporting entity should consolidate EHN pursuant to ASC 810-10.  The Company concluded EHN is a variable interest entity (“VIE”) and that the Company is not the primary beneficiary as the Company does not have the power to direct the activities that most significantly affect EHN's economic performance.
The Company concluded it did not have a controlling financial interest in EHN and deconsolidated the entity.  The impact of the deconsolidation was not material.

EMERALD HEALTH BIOCEUTICALS
Notes to Consolidated Financial Statements
Purchase agreement
As noted in Note 9, on November 23, 2018, EHN entered into an Agreement for Purchase and Sale of Assets (“Purchase Agreement”) with GAB, a related party and a distributor of natural health products in North America. The purpose of the agreement was to acquire the space and certain assets required to distribute products.
The assets purchased pursuant to the Purchase Agreement included computer hardware, office furniture, warehouse fixtures, and certification from the Canadian government allowing the holder to manufacture and market certain nutritional supplements.
The Purchase Agreement was ratified by the Board of Directors of EHN on January 10, 2019, after regulatory approval for the EHT investment was obtained. Had regulatory approval for the joint venutre not been obtained, the transaction would not have occurred. The transaction was not practically undertaken until such January 10, 2019 investment by EHT and Board approval. The Purchase Agreement did not provide for any termination penalties. Accordingly, EHN identified January 10, 2019 as the acquisition date.
Distribution agreement
In March 2019, the Company entered into an agreement with a large distributor of food products.  The Company sells its products to the distributor at wholesale prices with payment terms of 2% 10, net 30 days.  Contracts are in the form of purchase orders and the revenue standard is applied to all purchase orders as a portfolio.
Independent contractor agreement
In June 2019, the Company signed an independent contractor agreement with EHS.  EHS will provide various services to the Company through its employees and will report to the CEO of the Company.  A management fee will be charged on a monthly basis, which is added to the related party note discussed above.
Legal proceedings
On December 3, 2019, a former employee of the Company filed an action against the Company and its affiliates in the Superior Court of California alleging claims of whistleblower retaliation, wrongful termination, intentional misrepresentation, and promissory fraud under California law. The Company believes the claims are without merit and intends to vigorously defend this action.
Financing arrangement
On January 29, 2020, the Company’s Board approved a loan arrangement whereby Avtar Dhillon, a former director and executive officer of the Company, Punit Dhillon, a director of the Company, and Gaetano Morello, the Chief Executive Officer and a director of the Company, each agreed to loan $25,000 to the Company, for total proceeds of $75,000, and the Company agreed to issue promissory notes reflecting such loans.

Emerald Health Bioceuticals, Inc.
Unaudited Condensed Consolidated Financial Statements
As of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018

Emerald Health Bioceuticals, Inc.
Unaudited Condensed Consolidated Financial Statements
As of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018

EMERALD HEALTH BIOCEUTICALS
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$425,698	$91,384
Accounts receivable, net	294,704	44,877
Inventory	202,456	284,993
Prepaid expenses	185,080	135,038
Other current assets	3,070	6,405
TOTAL CURRENT ASSETS	1,111,008	562,697

LONG TERM ASSETS
Equity method investment	1,571,805	-
Property and equipment, net	32,531	5,911

TOTAL ASSETS	$2,715,344	$568,608

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$370,723	$154,876
Related party note	7,081,852	4,686,907
TOTAL CURRENT LIABILITIES	7,452,575	4,841,783

TOTAL LIABILITIES	7,452,575	4,841,783

COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' DEFICIT
Common Stock, $0.01 par value; 20,000,000 shares authorized at June 30, 2019 and December 31, 2018; 6,250,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	62,500	62,500
Additional paid in capital	1,909,820	58,523
Accumulated deficit	(6,724,892)	(4,394,198)
Accumulated other comprehensive income	15,331	-
TOTAL STOCKHOLDERS' DEFICIT	(4,737,241)	(4,273,175)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,715,334	$568,608

The accompanying notes are an integral part of these financial statements.

EMERALD HEALTH BIOCEUTICALS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Six Months ended June 30, 2019	For the Six Months ended June 30, 2018
Net sales	$654,493	$208,964
Cost of sales	(486,379)	(100,050)
GROSS PROFIT	168,114	108,914

OPERATING EXPENSES
Sales and marketing	(756,274)	(269,771)
General and administrative	(894,061)	(780,205)
Research and development	(161,771)	(1,217)
TOTAL OPERATING EXPENSES	(1,812,106)	(1,051,193)

OPERATING LOSS	(1,643,992)	(942,279)

OTHER INCOME (EXPENSES)
Interest expense	(391,084)	(159,144)
Other income (expense), net	(800)	211
Equity method loss	(294,818)	-
TOTAL OTHER EXPENSES, NET	(686,702)	(158,933)

NET LOSS	$(2,330,694)	$(1,101,212)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	15,331	-

TOTAL COMPREHENSIVE LOSS	(2,315,363)	-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	6,250,000	6,250,000

Loss per common share
Basic and diluted	$(0.37)	$(0.18)

The accompanying notes are an integral part of these financial statements.

EMERALD HEALTH BIOCEUTICALS
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2019
(UNAUDITED)

					Accumulated other
	Common shares	Common stock	APIC	Accumulated deficit	comprehensive income	Total
January 1, 2018	6,250,000	$62,500	$58,523	$(1,740,983)	$-	$(1,619,960)
Net loss	-	-	-	(1,101,212)	-	(1,101,212)
June 30, 2018	6,250,000	$62,500	$58,523	$(2,842,195)	$-	$(2,721,172)
January 1, 2019	6,250,000	$62,500	$58,523	$(4,394,198)	$-	$(4,273,175)
Investment in EHN	-	-	1,851,297	-	-	1,851,297
Currency translation	-	-	-	-	15,331	15,331
Net loss	-	-	-	(2,330,694)	-	(2,330,694)
June 30, 2019	6,250,000	$62,500	$1,909,820	$(6,724,892)	$15,331	$(4,737,241)

The accompanying notes are an integral part of these financial statements.

EMERALD HEALTH BIOCEUTICALS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months ended June 30, 2019	For the Six Months ended June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,330,694)	$(1,101,212)
Adjustments required to reconcile net loss to net cash used in operating activities:
Equity method loss	294,818	-
Depreciation	1,882	404
Changes in operating assets and liabilities:
Accounts receivable	(249,828)	(2,259)
Inventory	82,537	84,077
Prepaid expenses	(50,042)	(67,368)
Other current assets	3,223
Accounts payable and accrued liabilities	212,145	71,839
Accrual of interest	391,084	159,144
Unearned revenue	3,707	6,641

NET CASH USED IN OPERATING ACTIVITIES	(1,641,168)	(848,734)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property & equipment	(28,502)	-

NET CASH USED IN INVESTING ACTIVITIES	(28,502)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related party note	2,033,575	1,062,974
Payments on related party note	(29,591)	(90,376)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,003,984	972,598

NET CHANGE IN CASH	334,314	123,864

CASH AT BEGINNING OF PERIOD	91,384	34,441
CASH AT END OF PERIOD	$425,698	$158,305

Non-cash investing and financing activities
Investment in equity method investee	1,851,297	-

The accompanying notes are an integral part of these financial statements.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1– ORGANIZATION AND DESCRIPTION OF BUSINESS
Emerald Health Bioceuticals, (“the Company” or “EHB”), a Delaware corporation, is a natural health product company, developing health supplements that target the endocannabinoid system (“ECS”) using an award-winning, condition specific line of products using their proprietary PhytoCann® Complex, a cannabis-free blend of naturally occurring compounds found in a variety of plants (“phytocannabinoids”).  The Company’s products work synergistically to support the ECS, provide the ECS with raw materials needed for the body to produce endocannabinoids naturally, support the body’s receptor sites, and regulate the breakdown of endocannabinoids to prolong their use in the body.  EHB uses only non-cannabis-derived phytocannabinoids in its products, which are marketed as an alternative to CBD.
The Company was incorporated on March 27, 2015 under the laws of the State of Delaware under the name Emerald Health Sciences Inc. The Company changed its name to Emerald Health Nutraceuticals Inc. by filing a Certificate of Amendment to its Certificate of Incorporation on May 19, 2015, and subsequently changed its name to Emerald Health Bioceuticals Inc. pursuant to a Certificate of Amendment filed February 22, 2017. Pursuant to the Amended and Restated Certificate of Incorporation of the Company filed July 10, 2017, the Company is authorized to issue 20,000,000 shares of Common Stock. There are 6,250,000 shares of Common Stock issued and outstanding, after giving effect to the 1-for-1.712016 reverse stock split of all the issued and outstanding shares of Common Stock which occurred on December 20, 2019. The reverse stock split has been reflected as of the earliest date presented in the accompanying financial statements.
In April 2018, the Company established a wholly owned subsidiary in Canada, Emerald Health Naturals (“EHN”) for the purpose of increasing product exposure within Canada.  Emerald Health Therapeutics, (“EHT”), a sister company to EHB, invested in EHN in January 2019, after which time EHN began operations.  The Company deconsolidated EHN at such time as EHT invested in EHN and became its primary beneficiary.  As the Company continues to have significant influence over EHN, the Company has applied equity method accounting.  Refer to Notes 3 and 9 for details.
Concentration of risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, include accounts receivable from distributors which are presented within accounts receivable on the balance sheets.  Included in accounts receivable at June 30, 2019 is $240,511 due from EHN for Product Sales. Excluding this amount receivable from EHN, three customers held 44.3%, 26.9%, and 10.0% of total accounts receivable as of June 30, 2019, respectively. Three customers held 6.8%, 7.1%, and 19.3% of total accounts receivable as of December 31, 2018.   Included in net sales for the six months ended June 30, 2019 is $245,899 of sales to EHN. Excluding these sales to EHN, three customers comprised 31.5%, 7.4%, and 6.0% of total revenues in the six months ended June 30, 2019, respectively.  Sales to a single customer comprised 5.3% of total sales in the six months ended June 30, 2018.
During the six months ended June 30, 2019 and 2018, the Company purchased all its inventory from two suppliers.
The Company is subject to concentrations of credit risk associated with cash and cash equivalents.
The Company maintains deposits at federally insured financial institutions, and at times holds cash balances in excess of Federal Deposit Insurance Corporation limits.  The Company has not experienced losses in such accounts and management believes it is not exposed to significant credit risk due to the financial position of the institutions where such deposits are held.
NOTE 2 – GOING CONCERN

The Company's financial statements have been prepared using accounting principles generally accepted in the United States (“U.S. GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of the date of these financial statements, the Company had an accumulated deficit of $6,724,892 and has generated revenues which to date have been insufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans to address these issues includes, (a) continuing to exercise tight cost controls to conserve cash, (b) obtaining additional financing, (c) identifying and executing on additional revenue generating opportunities. Although

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
management believes such plans, if executed, should provide the Company with financing to meet its needs, successful completion of such plans is dependent on factors outside the Company’s control.  As such, management cannot conclude that it is probable that such plans will be effectively implemented within one year after the date that these consolidated financial statements are issued. As a result, management has concluded that the aforementioned conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.   The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying condensed consolidated financial statements (the “financial statements”) of the Company have been prepared pursuant to the rules and are in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial statements and reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the consolidated results for the interim periods presented. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The condensed consolidated balance sheet as of June 30, 2019 was derived from the audited financial statements as of December 31, 2018.  Therefore, the information included in these financial statements should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2018. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2019.
Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest (or otherwise control) are accounted for using the equity method and are included as investments in equity interests on the balance sheets. All intercompany transactions have been eliminated.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. The Company bases its estimates on historical experience and various other assumptions reasonable under the circumstances. The Company has made estimates of chargebacks from distributors, uncollectible accounts receivable, valuation allowance of its deferred tax assets, and inventory obsolescence, where (“chargebacks”) are defined as amounts distributors are contractually able to deduct from cash remittances to the Company, including discounts extended to retailers, product returns, and certain marketing efforts undertaken on behalf of the Company The Company reviews its estimates on an ongoing basis to ensure such estimates continue to appropriately reflect changes in facts and circumstances or as new information becomes available.  Actual financial results may vary from such estimates.
Cash and cash equivalents
Cash equivalents include demand deposits with banks and all highly liquid investments with original maturities of three months or less.
Accounts receivable
The Company extends payment terms to certain retailers and distributors of its Products.  Accounts receivable are presented net of estimated chargebacks from distributors and allowances for doubtful accounts.
Inventory
The Company launched the sales of its Products in 2017. The Company adopted first-in-first-out (FIFO) as its inventory valuation method and reports inventory at the lower of cost or net realizable value, which contemplates the expiration of the Products. The balance of $ 202,456 and $284,993 as of June 30, 2019 and December 31, 2018, respectively, included finished product ready for sale.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
Investments
The Company has a long-term investment in EHN, which it accounts for using the equity method of accounting as the Company has the ability to exercise significant influence over the investee.  Income or loss attributable to the Company from the investee increases or decreases the carrying value of the investment recorded on the Company’s balance sheet.  The loss attributable to investment accounted for using the equity method is recorded within the other income and expense section of the statement of operations.
The Company periodically reviews its equity investments for impairment. The Company considers impairment indicators such as negative changes in industry and market conditions, financial performance, business prospects, and other relevant events and factors. If indicators exist and the fair value of the security is below the carrying amount, the investment is written down to fair value.  As of June 30, 2019, the Company did not identify any indicators of impairment.
The determination of a controlling financial interest is based upon the terms of the governing agreements of the respective entities, including the evaluation of rights held by other ownership interests. If the entity is considered to be a variable interest entity (“VIE”), the Company evaluates whether it is the primary beneficiary, and then consolidates those VIEs for which the Company has determined it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. The Company determined at the time of the investment by EHT that EHN was VIE and the Company was not the primary beneficiary of EHN. Periodically, the Company assesses whether any changes in our interest or relationship with the entity affect the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary. As the Company is not the primary beneficiary =, the investment or other variable interests in a VIE is accounted for in accordance with ASC 323 – Investments - Equity Method and Joint Ventures.  Refer to Note 9 for details.
Property and equipment
The total acquisition costs of the assets includes the purchase costs or production costs plus the incidental expenses incurred to have the items delivered, installed, licensed or to render as fully and legally operational for their use in the company’s business operations. The company allocates the cost of its capitalized fixed assets over the years of their estimated useful life by using the straight-line depreciation method as follows:
Asset	Estimated useful life
Office Furniture and Equipment	7 Years
Computer Equipment	3 Years
Computer Software	3 Years
Leasehold Improvements	Lesser of 10 Years or period of lease
Vehicles	5 Years

Impairment of long-lived assets
The Company reviews property and equipment for impairment on an annual basis and whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss would be recognized when estimated future undiscounted cash flows relating to the asset or asset group are less than its carrying amount. An impairment loss is measured as the amount by which the carrying amount of an asset or asset group exceeds its fair value. While the Company’s current and historical operating losses and negative cash flows are possible indicators of impairment, management believes that future cash flows to be generated by these assets support the carrying value of its long-lived assets and, accordingly, did not recognize impairment losses during the six months ended June 30, 2019 and 2018.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
Revenue
The Company generates revenue from the sale of its Products to distributors, retailers, and consumers.  Pursuant to Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”), early-adopted January 1, 2017, the Company identified a single performance obligation in each of its contracts: the delivery of Product pursuant to purchase orders.  The Company recognizes revenue at a point in time upon satisfaction of the performance obligation in an amount that reflects the consideration to which the Company expects to be entitled.  The Company constrains its estimates of variable consideration due to chargebacks based on the most likely amount expected to be received.  Refer to Note 8 for details.
Cost of sales
The Company includes the cost of inventory sold, costs of third-party warehousing and fulfillment costs, and supply chain costs within cost of sales.
Research and development
Research and development costs are charged to expense as incurred. Research and development expenses to date consist primarily of contract research fees and consultant fees.
Stock-Based Compensation
The Company accounts for stock option awards in accordance with ASC Topic718 – Compensation-Stock Compensation (“ASC 718”). Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.
Income taxes
Deferred income tax assets and liabilities are recorded in accordance with the liability method. Deferred income taxes have been provided for temporary differences between the tax bases and financial reporting bases of the Company’s assets and liabilities using the tax rates and laws in effect for the periods in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  As of June 30, 2019 and December 31, 2018, the deferred tax asset was fully reserved.
The Tax Cut and Jobs Act of 2017 was enacted on December 22, 2017, reducing the statutory federal income tax rate from 35% to 21%, effective January 1, 2018. As required, the Company determined the effects of tax reform and recorded a provisional amount in the year ended December 31, 2017 and final amount in the year ended December 31, 2018. The Company expects no further impacts resulting from the Tax Cut and Jobs Act of 2017.  Shortly after the Tax Act was enacted, the SEC issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act ("SAB 118"), which provides guidance on accounting for the impact of the Tax Act. SAB 118 provides a measurement period, during which a company acting in good faith may complete the accounting for the impacts of the Tax Act under ASC Topic 740. The Company did not record additional expense related to the transition.  No other significant adjustments were made related to the Tax Act.
The Company accounts for tax positions based on the provisions of the accounting literature related to accounting for uncertainty in income tax positions. Such literature provides guidance for the recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For tax positions that are not more likely than not sustainable upon audit, the Company recognizes the largest amount of the benefit that is more likely than not to be sustained. The Company makes estimates of the potential liability based on our assessment of all potential tax exposures. In addition, the Company uses factors such as applicable tax laws and regulations, current information and past experience with similar issues to make these assessments. The tax positions are analyzed regularly, and adjustments are made as events occur that warrant adjustments for those positions. These tax positions were not significant for the six months ended June 30, 2019 and 2018.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
For uncertain tax positions that meet a “more likely than not” threshold, the Company recognizes the benefit of uncertain tax positions in the consolidated financial statements. The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations. The Company does not have any uncertain tax positions as of June 30, 2019 or December 31, 2018.
Loss per common share
Basic loss per common share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period.
Diluted loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding stock options and warrants. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from potentially dilutive securities.
For the six months ended June 30, 2019 and 2018, the Company did not have potentially dilutive securities (options, warrants, and conversion features) outstanding for the purpose of calculating diluted earnings per share.
	For the six months ended June 30,
	2019	2018
Net loss	$(2,330,694)	$(1,101,212)
Weighted average common shares outstanding	6,250,000	6,250,000
Loss per common share	$(0.37)	$(0.18)

Fair value measurements
The Company does not have any financial assets and liabilities reported at fair value on a recurring basis. The carrying amounts of the Company’s financial instruments including cash and cash equivalents, accounts receivable, net, accounts payable and accrued expenses approximate fair value due to the short-term nature of those instruments. Due to the related party nature of the related party note, management has concluded that its fair value is not reasonably determinable.
The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:
Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.
Level 3—Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.
Business Segments
The Company operates within the United States in one business segment, which is dedicated to the sale of natural health products.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
Recent accounting pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 (updated by ASU 2017-13 and 2018-01) which provides guidance for lessees and lessors and requires a right-of-use asset and a lease liability to be recognized in the balance sheet. Disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. As such, qualitative disclosures and specific quantitative disclosures are required. The Company plans to adopt the guidance using the optional transition method approved by FASB under which the effective date is the date of the initial application. ASU 2016-02 is effective for fiscal years beginning after December 15, 2020 with early adoption permitted. The Company is evaluating the impact to the financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit losses (“ASU 2016-03”).  The objective of ASU 2016-13 is to provide users with more decision-useful information regarding expected credit losses on financial instruments held by a reporting entity at each reporting date by replacing legacy US GAAP with a methodology that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.  ASU 2016-13 is effective for fiscal years beginning after December 15, 2022 with early adoption permitted for fiscal years beginning after December 15, 2018 and a modified retrospective approach is required for the transition.  The Company is evaluating the impact on its financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718) (“ASU 2018-07”). ASU 2018-07 provides for improvements to nonemployee share-based payment accounting by expanding the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The awards will be measured at grant date, consistent with accounting for employee share-based payment awards. The measurement date has been redefined as the date at which the grantor and grantee reach a mutual understanding of the key terms and conditions of the award. The requirement to reassess classification of equity-classified awards upon vesting has been eliminated. The Company adopted ASU 2018-07 as of July 1, 2019 for the purpose of measuring compensation expense associated with options issued by EHS.  ASU 2018-07 did not have a material impact on the Company’s financial statements.
NOTE 4 – PREPAID EXPENSES
Prepaid and other current assets consist of the following:
	June 30, 2019	December 31, 2018
Advertising, tradeshows & expos	$95,727	$44,517
Marketing materials	16,441	39,662
Insurance	49,818	17,032
Software	15,464	1,809
Inventory deposit	7,630	32,018
Total prepaid expenses	$185,080	$135,038

NOTE 5 – PROPERTY AND EQUIPMENT
Property and equipment consists of the following:
	June 30, 2019	December 31, 2018
Computer equipment and software	$9,390	$7,500
Furniture and fixtures	26,612	-
Less accumulated depreciation	(3,471)	(1,589)
Property and equipment, net	$32,531	$5,911

Depreciation expense for the six months ended June 30, 2019 and 2018 was $1,882 and $404, respectively.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accrued liabilities consist of the following:
	June 30, 2019	December 31, 2018
Accounts payable	$287,892	$81,433
Service providers	23,702	29,454
Chargebacks from distribution agreement	41,983	27,487
Unearned revenue	14,710	11,003
Sales tax payable	1,793	4,539
Other accrued expenses	643	960
Total accounts payable and accrued liabilities	$370,723	$154,876
Unearned revenue arises from sales in transit at the reporting date.  The Company’s shipping terms are typically FOB destination.  Accordingly, the Company defers cash received for the sale of Products until the Products are delivered and the Company’s performance obligation is satisfied.  Refer to Note 8 for additional details.
NOTE 7 – RELATED PARTY NOTE AND RELATED PARTY TRANSACTIONS
Transactions between the Company and its affiliates commonly occur in the normal course of business.  These transactions include allocation of corporate costs, allocation of certain payroll and contractor fees, related party sales, and non-cash share-based compensation.
Emerald Health Sciences
Since inception, the Company has received advances from EHS to fund its operations. In January 2017, the Company and EHS entered a revolving loan agreement. Under the loan, past advances and future advances, which the Company may draw down from time to time in one or more advances, will be evidenced by a demand grid promissory note (the Note).  The Note will be revised to reflect the aggregate principal amount outstanding as of the date of each advance or repayment.
Costs incurred by EHS and its wholly-owned subsidiaries on behalf of the Company are added to the principal balance.  Such costs may be directly related to the operations of EHB or may be allocated among various Emerald entities based on factors related to specific charges.  Such expenses are presented within general and administrative expense in the Company’s statement of operations.
Management believes the allocation of costs from EHS is a fair and reasonable reflection of the utilization of services provided to, or benefit received by the Company during the periods presented. The allocations may not, however, reflect the expenses the Company would have incurred as an independent company for the periods presented.
In June 2019, the Company entered into an Independent Contractor Agreement with EHS, pursuant to which EHS agreed to provide such services as are mutually agreed between the Company and EHS, including reimbursements for reasonable expenses incurred in the performance of the Independent Contractor Agreement. These services may include, but are not limited to, corporate advisory services and technical expertise in the areas of business development, marketing, investor relations, information technology and product development. The Independent Contractor Agreement has an initial term of ten years and specifies compensation which is agreed upon between the Company’s Chief Executive Officer and EHS’s Chief Executive Officer. The fee due under this agreement is payable on a monthly basis; however, if the Company is unable to make payments due to insufficient funds, amounts will be added to the principal amount of the Note. As of June 30, 2019, the Company had not utilized any such contractor services.
The Note may be repaid by the Company or converted by EHS into shares of EHB at $2.00 per share, or at a price to be equally agreed to between EHS and the Company. The loan bears interest at 12% per annum, calculated semi-annually. The Note is payable upon demand and has no expiration date. As of June 30, 2019 and December 31, 2018, $7,081,852 and $4,686,907, respectively, was due to EHS under the Note.  Accrued interest is presented within related party note in the Company’s balance sheet
The conversion feature of the Note not considered an embedded derivative as there are no provisions for net settlement nor is there a means for EHS to receive an asset that puts EHS in a position not substantially different from net settlement.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
The Note also reflects amounts of equity-based compensation issued to a certain contractor engaged by the Company.  The contractor has a contractual right to receive stock-based compensation in the form of EHS stock options, and the options are fully vested at the grant date.  In the years ended December 31, 2018 and 2017, the consultant was awarded 50,000 and 25,000 stock options, respectively.  The compensation expense is recognized by the Company within general and administrative expense in the Company’s consolidated statement of operations as the Company is the entity benefiting from the services of the contractor.  There were no grants in the six months ended June 30, 2019 or 2018, and accordingly, there was no stock-based compensation expense recognized in those periods.
The following presents a reconciliation of the Note balance:
	2019	2018
January 1	$4,686,907	$1,744,398
Direct and allocation of corporate costs	1,816,233	978,482
Cash draws	217,219	84,491
Payments	(29,591)	(90,376)
Accrued interest	391,084	159,144
June 30	$7,081,852	$2,876,139
VivaCell
In April 2018, the Company entered into an agreement with a related party, VivaCell Biotechnology España S.L. (“VivaCell”), to determine the biological characterization of six active ingredients on specific targets of the endocannabinoid system.  The consideration stated in the contract was $12,524. The amount expensed as of June 30, 2019 is not material.
NOTE 8 - REVENUE RECOGNITION
The Company recognizes revenue from sales of its Products to customers, which include distributors and retailers, as well as individual consumers through its website.  Contracts are generally in the form of purchase orders and the Company applies the revenue standard to retailers and individual consumers as a portfolio as the Company reasonably expects the effect on the financial statements of applying the guidance to portfolios of similar contracts does not differ materially from applying the guidance individually to contracts within the portfolios.
Revenue is recognized in an amount that reflects the consideration to which the Company expects to be entitled when the Company satisfies the terms of the purchase order from the customer and transfers control of the Products ordered.  Control is transferred at a point in time when the products are delivered to the customers as, at such time, the Company has a present right to payment for the Products, the customer has legal title to the Products, physical possession of the Products is transferred, and the customer has the significant risks and rewards of owning the Products.
Delivery is typically FOB destination (i.e., title does not transfer until the Products are delivered) and is assumed to be five days after shipment of the Product from the warehouse.  Sales taxes that may be collected in connection with the transaction are withheld and remitted to the appropriate taxing authorities and are not included within revenue.  The Company considers shipping and handling costs as fulfillment costs and does not consider such activities as a separate performance obligation. When applicable, the Company is responsible for shipment and delivery of the merchandise, even when using a third-party shipping company.
Due to the short-term nature of the Company’s contracts with customers, incremental costs of obtaining or fulfilling a contract are recognized as an expense when incurred as the amortization period of the asset that the Company otherwise would have recognized is one year or less.  The remaining performance obligations at the end of each reporting period is immaterial and contracts do not have a significant financing component.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
The Company recognizes revenue based on the amount of consideration it expects to receive from its customers.  The revenue recognized is the sales price adjusted for estimates of variable consideration, including refunds and chargebacks.
Distribution agreements
The Company has entered into agreements with two large distributors of food products. The Company sells its products to the distributors at wholesale prices with payment terms of net 30 or net 60 days.  Contracts are in the form of purchase orders and the revenue standard is applied to all purchase orders as a portfolio.
The distributors have the right to deduct chargebacks from amounts owed to the Company at the wholesale price.    In the event any such deduction cannot be made from amounts owed to the Company (i.e., the amount of the chargebacks exceeds the current amount due), the distributor has the right to collect such amounts from the Company. Accordingly, the Company records the distributor’s accounts receivable net of chargebacks and records a liability when the aggregate chargeback amount exceeds the distributor’s accounts receivable balance.  As of June 30, 2019 and December 31, 2018, the Company recognized a chargeback liability of $41,983 and $27,487, respectively, presented within accounts payable and accrued liabilities on the balance sheet.  To the extent the chargebacks are related to discounts or product returns, the Company records a reduction of revenue.
The distribution agreement includes a contract for marketing efforts to be undertaken by the distributor on behalf of the Company. The Company records this marketing expense with respect to consideration payable to a customer within general and administrative expenses.  The Company obtains a discrete benefit from the marketing efforts as such services are separately identifiable from other promises in the contract and are unrelated to the purchase of products.  The marketing services are charged to the Company at fair value, for the six months ended June 30, 2019 and 2018, the Company had recognized such marketing expenses of $23,247 and $0, respectively.
In the six months ended June 30, 2019 and 2018, net revenue recognized related to sales to the distributors totaled $209,629 and $0, respectively.
NOTE 9 - EMERALD HEALTH NATURALS
In April 2018, EHN was established with the issuance of one share of common stock to the Company.  The creation of EHN was driven by the Board of EHT, however, as EHT was considering methods of expanding its profile and brand into Canada.  EHT received permission for the investment in EHN from the TSX Venture Exchange on January 10, 2019.
EHN appointed five Board members as of April 12, 2018.  One member ceased as of November 28, 2018, after which time the composition of the Board has remained unchanged.  As of January 10, 2019, EHN memorialized in its Articles of Incorporation that it will have four Directors, two of which will be nominated by EHT and two of which will be nominated by EHB.
On January 10, 2019, EHT invested $3,779,430 into EHN in exchange for 5,100,000 shares of EHN common shares.  Concurrently, the original share issued to the Company was repurchased.  EHB entered into a license and distribution agreement dated February 1, 2019 in exchange for 4,900,000 of EHN common stock.  This resulted in EHT holding 51% of the total equity of EHN and the Company holding 49% of the equity of EHN. As of June 30, 2019, the Company recorded an equity method investment of $1,571,805 on its balance sheet related to its 49% holding of the equity of EHN.
In November 2018, EHN entered into an agreement to purchase assets from a related party, GAB Innovations, Inc. (“GAB”).  The agreement was ratified by the Board of EHN on January 10, 2019, immediately after the deconsolidation of EHN by the Company due to EHT’s investment, as discussed further in Note 13. Further, upon ratification, control of GAB assets transferred to EHN for total consideration of $ 257,001.  The owner and operator of GAB was a director of EHB and the CEO of EHN at the time of the acquisition.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
The Purchase Agreement was ratified by the Board of Directors of EHT on January 10, 2019, after regulatory approval for the EHT investment was obtained. Had regulatory approval for the joint venutre not been obtained the transaction would not have occurred. The transaction was not practically undertaken until such January 10, 2019 investment by EHT and Board approval. The Purchase Agreement did not provide for any termination penalties. Accordingly, EHN identified January 10, 2019 as the acquisition date.
Deconsolidation
Upon the issuance of the common stock on January 10, 2019, the Company conducted an analysis to determine which reporting entity should consolidate EHN pursuant to ASC 810-10. The Company concluded EHN is a VIE and that the Company is not the primary beneficiary as the company does not have the power to direct the activities that most significantly affect EHN’s economic performance. The Company concluded it did not have a controlling financial interest in EHN and deconsolidated the entity. The impact of deconsolidation was not material.
Upon deconsolidation of EHN, the Company accounts for its investment in EHN under the equity method.
Equity method consolidation
Equity securities accounted for under the equity method had a carrying value of approximately $1,571,805 as of June 30, 2019. The Company’s share of gains and losses including impairment are presented within the other income and expense section of the statement of operations.
The following tables present summarized financial information derived from EHN’s financial statements:
For the six months ended June 30, 2019
Operating data:
Revenue	$61,744
Gross profit	$23,105
Loss from operations	$(585,371)
Net loss	$(585,371)
Net loss attributable to EHB	$(294,818)

As of June 30, 2019

Balance sheet data:
Current assets	$3,587,951
Long-term assets	$253,671
Current liabilities	$617,558
Long-term liabilities	$-
Noncontrolling interests	$1,851,297
License and distribution agreement
In February 2019, the Company entered into a master license and distribution agreement with EHN whereby EHN was appointed as the sole distributor of the Company’s Products in Canada, given a license to use the Company’s trademarks with respect to the Products, and given the right to sublicense the intellectual property relevant to the Products, other than the Company’s trademarks.  EHN will purchase Products from the Company at a price equal to the Company’s manufacturing costs plus 10%.
Under the license and distribution agreement with EHN, the Company recorded revenue of $245,899 from EHN for the six months ended June 30, 2019.  As of June 30, 2019, the Company had net receivable balances from EHN of approximately $240,511.
NOTE 10 – CAPITALIZATION
The total number of shares of all classes of stock the Company is authorized to issue is 20,000,000 shares of $0.01 par value per share Common Stock, of which 6,250,000 and 6,250,000 shares were issued outstanding as of June 30, 2019, and December 31, 2018, respectively.

EMERALD HEALTH BIOCEUTICALS
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
NOTE 11 - INCOME TAX
Due to the Company's net operating losses for the 6 months ended June 30, 2019 and June 30, 2018, no provision or benefit for income taxes has been recorded.
A full valuation allowance has been established to offset the deferred tax assets as management cannot conclude that realization of such assets is more likely than not.  Under the Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of our net operating loss and research tax credit carryforwards to offset taxable income may be limited based on cumulative changes in ownership.
As of June 30, 2019 and 2018, the Company had no unrecognized tax benefits.  The Company does not foresee material changes to its liability for unrecognized tax benefits within the next twelve months.
The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company's balance sheets as of June 30, 2019 or December 31, 2018 and has not recognized interest or penalties in the Statement of Operations for the six months ended June 31, 2019 or 2018.
A penalty abatement has been requested from the Internal Revenue Service in connection with the late filing of Emerald Health Bioceuticals’ 2015 and 2016 Forms 5472, Information Return of a 25% Foreign-Owned U.S. Corporation or a Foreign Corporation Engaged in a U.S. Trade or Business.  The Company has not accrued the expense as it determined it is probable the abatement will be granted.
The Company is not under examination by the Internal Revenue Service or any state or foreign tax authority.  As of June 30, 2018, the Company's federal and state returns from inception remain open to adjustment due to the carryforward of net operating losses.
NOTE 12 - COMMITMENTS AND CONTINGENCIES
From time to time, the Company may be involved in disputes, including litigation, relating to claims arising from operations in the normal course of business. Any of these claims could subject the Company to costly legal expenses.  While management generally believes that there is adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of such awards could have a material adverse effect on the results of operations and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. The Company is not currently a party to any legal proceedings that, in the opinion of management, have a probable and estimable impact on the financial statements.
On December 3, 2019, a former employee of the Company filed an action against the Company and its affiliates in the Superior Court of California alleging claims of whistleblower retaliation, wrongful termination, intentional misrepresentation, and promissory fraud under California law. The Company believes the claims are without merit and intends to vigorously defend this action.
The Company has not entered into a leasing arrangement for its office space as of December 31, 2018.  A related party entity entered into a two-year lease agreement in May 2018 for 3,795 square feet of office space shared by three Emerald Health entities.  The lease expense is allocated between the entities based on headcount and is adjusted from time to time as staffing changes occur.  The Company does not have a minimum future lease payment under the arrangement.  The Company recognized $9,955 and $7,272 in the six months ended June 20, 2019 and 2018, respectively.
NOTE 13 - SUBSEQUENT EVENTS
The Company evaluated events subsequent to June 30, 2019 through February 14, 2020, which was the date the financial statements were issued:
Financing arrangement
On January 29, 2020, the Company’s Board approved a loan arrangement whereby Avtar Dhillon, a former director and executive officer of the Company, Punit Dhillon, a director of the Company, and Gaetano Morello, the Chief Executive Officer and a director of the Company, each agreed to loan $25,000 to the Company, for total proceeds of $75,000, and the Company agreed to issue promissory notes reflecting such loans.

Part III – EXHIBITS

Exhibit No.	Description

EX1A-2.1†	Amended and Restated Certificate of Incorporation of the Company

EX1A-2.2†	Amended and Restated Bylaws of the Company

EX1A-4.1†	Form of Subscription Agreement

EX1A-6.1†	Form of Indemnification Agreement

EX1A-6.2†	Amended and Restated 2017 Equity Incentive Plan of the Company

EX1A-6.3†	Amendment No. 1 to Amended and Restated 2017 Equity Incentive Plan of the Company

EX1A-6.4†	Loan Agreement dated January 1, 2017 between Emerald Health Sciences Inc. and the Company

EX1A-6.5†	Independent Contractor Agreement dated June 1, 2019 between Emerald Health Sciences Inc. and the Company

EX1A-6.6†	Master License and Distribution Agreement dated February 1, 2019 between the Company and Emerald Health Naturals Inc.

EX1A-6.7†	Independent Contractor Agreement dated September 1, 2016, among the Company, NatureMed Inc. and Jade Beutler

EX1A-6.8†	Employee Offer Letter dated October 1, 2019 between the Company and Tu Diep

EX1A-6.9†	Employee Offer Letter dated November 1, 2019 between the Company and Elena Traistaru

EX1A-6.10†	Employee Offer Letter dated November 1, 2017 between the Company and Stuart Hutchinson

EX1A-6.11†	Consulting and Product Development Agreement dated September 1, 2016 among the Company, Emerald Health Sciences Inc. and Michael Murray

EX1A-6.12†	Form of Temporary Compensation Reduction and Retention Bonus Agreement

EX1A-10.1	Power of Attorney (included on signature page hereto)

EX1A-11.1†	Consent of Independent Auditors

EX1A-12.1†	Opinion of Greenberg Traurig, LLP

† Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on February 14, 2020.

Emerald Health Bioceuticals Inc.

By:	/s/ Gaetano Morello
Name: Gaetano Morello
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gaetano Morello, Tu Diep and Elena Traistaru, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gaetano Morello	Date: February 14, 2020
Name: Gaetano Morello Title: Chief Executive Officer and Director (Principal Executive Officer)
/s/ Elena Traistaru	Date: February 14, 2020
Name: Elena Traistaru Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Tu Diep	Date: February 14, 2020
Name: Tu Diep Title: President
/s/ Stuart Hutchinson	Date: February 14, 2020
Name: Stuart Hutchinson Title: Vice President of Sales
/s/ Punit Dhillon	Date: February 14, 2020
Name: Punit Dhillon Title: Director and Chairman

/s/ Jim Heppell	Date: February 14, 2020
Name: Jim Heppell Title: Director

/s/ Margaret Dalesandro	Date: February 14, 2020
Name: Margaret Dalesandro Title: Director